Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSGENOMIC, INC.

Transgenomic, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

(i) The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 1997;

(ii) On June 27, 1997, the incorporator of the Corporation adopted an amendment and restatement of the Corporation’s Certificate of Incorporation in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law, which was filed with the Secretary of State of the State of Delaware on June 27, 1997;

(iii) On February 17, 1998, a Certificate of Correction of the First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware;

(iv) On March 30, 2000, the stockholders of the Corporation adopted an amendment and restatement of the Corporation’s First Amended and Restated Certificate of Incorporation in the manner and by the vote prescribed by Section 242 of the Delaware General Corporation Law and in accordance with Section 245 thereof, which was filed with the Secretary of State of the State of Delaware on April 24, 2000;

(v) On September 15, 2005, the Board of Directors of the Corporation proposed an amendment and restatement of the Corporation’s Second Amended and Restated Certificate of Incorporation which was duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the Delaware General Corporation Law and in accordance with Section 245 thereof on October 26, 2005.

Accordingly, the text of the Second Amended and Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Transgenomic, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19805, and the name of its registered agent at the address of the Corporation’s registered office is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 4.1. The total number of shares of capital stock which the Corporation shall have the authority to issue is 115,000,000 consisting of (a) 100,000,000 shares of Common Stock, par value $0.01 per share, and (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share.

Section 4.2. Each holder of a share of Common Stock shall be entitled to one vote for each share of Common stock held of record by such holder and to such other powers, rights and preferences as are normally available to holders of Common Stock pursuant to the General Corporation Law of the State of Delaware. Except as may be otherwise provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation (defined in Section 4.3), the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

Section 4.3. The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title;

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(d) The date on which dividends, if any, shall be payable;

(e) The redemption rights and price or prices, if any, for shares of the series;

(f) The terms and amount of any sinking fund provided for the purchases or redemption of shares of the series;

(g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) Restrictions on the issuance of shares of the same series or of any other class or series; and

(j) The voting rights, if any, of the holders of shares of the series.

Section 4.4. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation;

(c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e) Provisions which permit the Corporation to redeem such rights; and

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the By-laws upon the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

Section 7.1. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 7.2. The number of directors constituting the initial Board of Directors shall be five and, thereafter, the number of directors shall be fixed from time to time by resolution of the Board of Directors pursuant to the By-laws of the Corporation, provided that the number shall at no time be less than three or more than fifteen. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998; directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999; and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

Section 7.3. Advance notice of nominations for elections for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

Section 7.4. The holders of a majority of the shares then entitled to vote at an election of directors may remove any director or the entire Board of Directors, but only for cause.

ARTICLE VIII

Section 8.1. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of his duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Section 8.2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Section 9.1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 9.2 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, further, that, if required by the General Corporation Law of the State of Delaware, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article IX or otherwise.

Section 9.2. If a claim under Section 9.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit, in any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article IX or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

Section 9.3. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation or any bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9.4. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 9.5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X

A director of the Corporation, in determining what he reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation’s stockholders and, in his discretion, may consider any of the following:

(a) The interests of the Corporation’s employees, independent contractors, agents, suppliers, creditors and customers;

(b) The economy of the nation;

(c) Community and societal interests; and

(d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

ARTICLE XI

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE XII

Cumulative voting for the election of directors shall not be permitted.

ARTICLE XIII

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. The foregoing sentence shall take effect on the day following the date on which the Corporation first has more than 35 stockholders of record. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, by the Chief Executive Officer if one is appointed, otherwise by the President or as otherwise provided in the By-laws of the Corporation.

ARTICLE XIV

The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article XIV.

Section 14.1. In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 14.3 of this Article XIV:

(a) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect;

(c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (ii) of paragraph (b) of this Section 14.1 or (ii) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (b) of this Section 14.1 with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(d) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;

(e) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(f) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder

shall not be consummated without (5) the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) and (6) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Restated Certificate of Incorporation or by a registered securities association or in any agreement with any national securities exchange or otherwise.

Section 14.2. The term “Business Combination” as used in this Article XIV shall mean any transaction which is referred to in any one or more of paragraphs (a) through (f) of Section 14.1 of this Article XIV.

Section 14.3. The provisions of Section 14.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all the conditions specified in any of the following paragraphs (a), (b) or (c) are met:

(a) such Business Combination shall have been approved by a majority of the Disinterested Directors and (ii) the Interested Stockholder involved in such Business Combination (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors (including a majority of the Disinterested Directors) prior to the time such Interested Stockholder became an Interested Stockholder and (y) has complied with all requirements imposed by such agreement or memorandum of understanding; or

(b) in the case of any Business Combination described in paragraph (a) or (f) of Section 14.1, (i) such Business Combination shall have been approved by a majority of the Disinterested Directors, (ii) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by an Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors and (iii) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (a), (b), (c), (d), (e) or (f) of Section 14.1 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

(c) in the case of any Business Combination described in paragraph (c) or (d) of Section 14.1, such Business Combination shall have been approved by a majority of the Disinterested Directors.

Section 14.4. For the purposes of this Article XIV:

(a) A “person” shall mean any individual, group, firm, corporation, partnership, trust or other entity.

(b) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary and other than any group consisting of the directors and officers of the Corporation which may be deemed to be a group solely by reason of each of them being directors or officers of the Corporation or members of a slate proposed by the Corporation as directors) who or which:

(1) is the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

(3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) “Disinterested Stockholder” shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

(d) a person shall be a “beneficial owner” of any Voting Stock:

(1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 14.4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (d) of this Section 14.4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise.

(f) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1993.

(g) “Subsidiary” shall mean any Corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 14.4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

(h) “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(i) “Fair Market Value” means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

Section 14.5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIV, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 14.3 have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, (i) an aggregate Fair Market Value of $10,000,000 or more or (ii) represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XIV.

Section 14.6. Nothing contained in this Article XIV shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE XV

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XV; provided, however, that any amendment or repeal of Article VIII or Article IX of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided, further, that Articles V, VI, VII, VIII, IX, X, XII, XIII, XIV and XV of this Restated Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least a majority of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.”

IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein above stated are true and correct and that the execution hereof is my voluntary act and deed and the voluntary act and deed of said corporation, under penalties of perjury on this 26th day of October, 2005.

TRANSGENOMIC, INC.

By	/s/ Mitchell L. Murphy
Mitchell L. Murphy, Vice President, Secretary and Treasurer

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Third Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation (the “Board”) duly adopted a resolution on December 27, 2010, providing for the issuance of up to Three Million Eight Hundred Seventy-Nine Thousand Three Hundred and Seven (3,879,307) shares of the Preferred Stock, which shall be a series designated as Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”).

Pursuant to such resolution and the authority conferred upon the Board by the Certificate of Incorporation, there is hereby created the Series A Preferred, which series shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation:

Section 1. Designation and Amount of Series A Preferred. Three Million Eight Hundred Seventy-Nine Thousand Three Hundred and Seven (3,879,307) shares of the Preferred Stock shall be a series designated as Series A Convertible Preferred Stock of the Corporation. Shares of Series A Preferred shall have an initial value of $2.32 per share (the “Series A Stated Value”) and par value per share of $0.01.

Section 2. Voting Rights.

(a)	General. Except as set forth in Sections 2(b) and 2(c) herein and as otherwise required by law, the holders of the Series A Preferred shall be entitled to that number of votes equal to the number of whole shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) into which the Series A Preferred may be converted as of the date such vote is held. Except as otherwise provided herein or as required by law, the holders of the Series A Preferred shall vote together as a single voting group with the holders of the Common Stock on all matters submitted to a vote of the Corporation’s stockholders. Fractional votes shall not be permitted. Whenever any matter is required to be approved by the holders of the Series A Preferred as a separate group, such consent shall require the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Preferred. The approval from the holders of the Series A Preferred required by Section 2(b) below is not intended to create a separate class voting right or require a stockholder vote, but rather constitutes a requirement of approval (which does not have to be obtained or given in the manner required for stockholder votes) necessary for certain actions in addition to any stockholder approval otherwise required under the Certificate of Incorporation or by law.

(b)	Negative Covenants. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the prior written consent of the holders of more than a majority of the outstanding shares of Series A Preferred:

(i)	Authorize, create or issue (by reclassification or otherwise) any other class or series of capital stock having rights, preferences or privileges senior to or in parity with the Series A Preferred;

(ii)	Alter or change the rights, preferences or privileges of the Series A Preferred or increase or decrease the authorized number of shares of Series A Preferred;

(iii)	Authorize the declaration of dividends on the Common Shares (as hereinafter defined in Section 4(e)(vi)) or any other shares of capital stock other than the Series A Preferred, other than dividends payable solely in Common Shares;

(iv)	Authorize any offering of equity securities of the Corporation representing (on a pro forma basis after giving effect to the issuance of such equity securities) the right to receive not less than ten percent (10%) of any amounts or funds that would, as of immediately following such issuance, be legally available for distribution in connection with a Liquidation Event (as defined in Section 7);

(v)	Redeem any shares of capital stock (other than pursuant to employee agreements or the terms of the capital stock);

(vi)	Increase or decrease the authorized number of members of the Board;

(vii)	Enter into any binding agreement with any director, employee or any affiliate of the Corporation;

(viii)	Materially change the nature of the Corporation’s business, enter into new lines of business or exit the current line of business or invest in any person or entity engaged in a business that is not substantially similar to the Corporation’s business, or change the location of any permanent location of any part of the Corporation’s business, in each case except as contemplated by that certain Asset Purchase Agreement, dated as of November 29, 2010, by and among PGxHealth, LLC, Clinical Data, Inc. and the Corporation (the “Asset Purchase Agreement”) or any of the transaction documents included therein;

(ix)	Make any loans or advances, individually or in the aggregate in excess of $1,000,000, to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Corporation;

(x)	Make any loan or advance to any natural person, including, without limitation, any employee or director of the Corporation, except advances and similar expenditures in the ordinary course of business;

(xi)	Guarantee, directly or indirectly, any indebtedness except for trade accounts of the Corporation arising in the ordinary course of business;

(xii)	Sell or otherwise dispose of any assets of the Corporation with a value, individually or collectively, in excess of $500,000 other than in the ordinary course of business;

(xiii)	Liquidate, dissolve or wind-up the business and affairs of the Corporation or effect a Change in Control (as defined below) or any other Liquidation Event. For purposes hereof, a “Change in Control” means (x) a merger, consolidation, share exchange or other transaction involving the Corporation or any of its subsidiaries or the stockholders of the Corporation; (y) the sale or transfer of a number of shares of voting capital stock of the Corporation or any securities convertible into or exchangeable for voting capital stock in any one (1) year period that, pursuant to either (x) or (y), results in one person or entity or an affiliated group of persons or entities, other than the stockholders of the Corporation immediately preceding the consummation of such transaction(s) either (i) owning in excess of fifty percent (50%) of the total voting capital stock of the Corporation taking into account issued and outstanding shares of such stock and any other shares of such capital stock that would be issued and outstanding assuming conversion or exchange of any and all other securities of the Corporation so convertible or exchangeable or (ii) being able to elect a majority of the Board of Directors; or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation or any of its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, excluding the grant of a security interest by the Corporation in all or substantially all of its assets in connection with the Asset Purchase Agreement or to a bank pursuant to a bona fide financing arrangement approved by the Board, which approval includes the approval of all of the Series A Directors. Only for purposes of (y) hereof, (i) transfers due to the death of a stockholder or (ii) transfers to a member of a stockholder’s immediate family, family limited partnership, family limited liability company or a trust of which the beneficiary is such immediate family member shall not be considered as transfers;

(xiv)	Incur any indebtedness in excess of $1,000,000 in the aggregate other than trade credit incurred in the ordinary course of business or as contemplated by the Asset Purchase Agreement;

(xv)	Expend funds in excess of $500,000 in the aggregate per year for capital improvements or other infrastructure of the Corporation, other than any such expenditure that is consistent with a budget approved by the Board of Directors, including the Series A Directors (as defined below) or as contemplated by the Asset Purchase Agreement;

(xvi)	Obligate the Corporation, by contract or otherwise, to make aggregate annual payments in excess of $500,000 or sell, transfer, pledge or license any material technology or intellectual property of the Corporation other than a non-exclusive license in the ordinary course of business, in each case except as contemplated by the Asset Purchase Agreement; or

(xvii)	Increase the number of shares reserved and issuable under any of the Corporation’s equity or option incentive compensation plans.

(c)	Election of Directors. The holders of Series A Preferred shall be entitled, as a separate voting group, at each annual or special election of directors, to elect two (2) directors (“Series A Directors”). The holders of the Common Shares shall be entitled, as a separate voting group, at each annual or special election of directors, to elect all remaining directors. In the case of a vacancy in the office of any Series A Director, the holders of the outstanding Series A Preferred, voting exclusively as a separate class in person or by proxy, shall elect a successor to hold office for the unexpired term of such Series A Director whose place shall be vacant, by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred, voting in person or by proxy, voting as a separate voting group, at a special meeting called for that purpose at which a quorum is present or pursuant to a written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred. In the event all the shares of Series A Preferred are converted or redeemed pursuant to the terms hereof, then the holders of the Common Shares shall be entitled to elect all directors of the Corporation.

Section 3. Dividends.

(a)	The holders of the Series A Preferred shall be entitled to receive dividends from any funds legally available therefor equal to the greater of (i) the rate of ten percent (10%) of the Series A Stated Value per annum, which shall accrue from the date of issuance whether or not declared, shall compound annually and shall be cumulative, and (ii) the amount the Series A Preferred would be entitled to receive on an as-if-converted basis with respect to dividends paid on the Common Stock. To the extent that the Corporation has positive Distributable Cash Flow (as defined below) in any calendar quarter, the Corporation shall be required to pay from any funds legally available therefor a cash dividend to the holders of the Series A Preferred in the amount equal to the lesser of (i) 50% of such positive Distributable Cash Flow or (ii) the aggregate amount of dividends accrued on the Series A Preferred. For purposes hereof, “Distributable Cash Flow” shall mean as of the end of each calendar quarter the Corporation’s earnings before interest expense, income taxes, depreciation and amortization but after required interest payments on any of the Corporation’s debt to third parties for borrowed money or to finance the acquisition of assets. Such dividend shall be due and payable on March 15, June 15, September 15 and December 15 of each year (each such date or the next business date if such date is not a business day, a “Dividend Payment Date”) with the first Dividend Payment Date to be March 15, 2011. No dividend shall be paid on Common Shares (i) at a rate greater than the rate at which dividends are paid on the Series A Preferred and (ii) until all accrued dividends on the Series A Preferred have been paid in full.

(b)	In no event, so long as any shares of Series A Preferred shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any other capital stock of the Corporation, nor shall any other capital stock of the Corporation be purchased or redeemed by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the purchase or redemption of any other capital stock of the Corporation, unless in each instance dividends on all outstanding shares of the Series A Preferred for all Dividend Payment Dates shall have been accrued and paid in full and the full dividend on all outstanding shares of the Series A Preferred for the then-current dividend payment due shall have been accrued and paid in full or declared and sufficient funds for the payment thereof set apart.

Section 4. Conversion.

(a)	Optional Conversion Prior to a Liquidation or Redemption. Each holder of shares of Series A Preferred shall have the right at any time and from time to time on or prior to the date of a Liquidation Event (as defined in Section 7), as set forth in the Liquidation Notice (as defined in Section 7), at such holder’s option, to convert any or all of the shares of Series A Preferred held by such holder into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A Preferred to be converted by the “Series A Preferred Conversion Rate”, as determined from time to time pursuant to this Section 4. The initial Series A Preferred Conversion Rate shall be 4.0.

(b)	Automatic Conversion. All outstanding shares of Series A Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, at the then applicable Series A Preferred Conversion Rate, at the election of the holders of a majority of the then outstanding shares of the Series A Preferred.

(c)	Mechanics of Conversion. Before any holder of shares of Series A Preferred converts any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the shares to be converted, duly endorsed, at the principal office of the Corporation and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the number of the shares of Series A Preferred to be converted and the name in which the certificate(s) for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date and shall no longer be entitled to any dividends paid or accrued thereafter on the Series A Preferred. To the extent permitted by law, when shares of Series A Preferred are converted, all dividends accrued and unpaid on the shares of Series A Preferred so converted on the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(d)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Series A Preferred. If a holder surrenders for conversion more than one share of Series A Preferred at any time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A Preferred so surrendered. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any of the shares of Series A Preferred, the Corporation shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

(e)	Adjustment of Conversion Rate. The Series A Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	Effect of “Split-ups” and “Split-downs”; Stock Dividends. If at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the shares of Common Stock payable in shares of Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be increased proportionately as of the effective or record date of such action by multiplying the Series A Preferred Conversion Rate, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date plus the additional number of shares of Common Stock necessary to effect such reclassification, stock dividend or otherwise, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Corporation shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be reduced proportionately as of the effective date of such action by multiplying the Series A Preferred Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately after giving effect to such reclassification, stock dividend or otherwise without regard to this Section, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. Notwithstanding the foregoing, in the event that any record date for a subdivision or combination of shares of Common Stock or for the issuance of a stock dividend is fixed but such subdivision, combination or issuance is not fully effected or made on the date fixed therefor, the Series A Preferred Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter only adjusted to reflect the subsequent actual effect of such subdivision, combination or issuance.

(ii)	Effect of Certain Dividends. If on any date the Corporation makes a distribution (other than a distribution consisting only of Common Shares) to holders of its Common Shares but not the holders of Series A Preferred (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series A Preferred shall be entitled to receive a portion of such distribution equal to the amount each such holder would have received if such holder had converted all of its shares of Series A Preferred into Common Shares immediately prior to the record date for such distribution.

(iii)	Effect of Merger or Consolidation. If the Corporation shall, while any shares of Series A Preferred remain outstanding, enter into any consolidation with or merge into any other corporation wherein the Corporation is not the continuing corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Shares of the Corporation, or sell or convey its property as an entirety or substantially as an entirety (other than any Liquidation Event), and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the shares of Common Stock of the Corporation, the holder of any shares of Series A Preferred shall thereafter be entitled to obtain on account of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted its shares of Series A Preferred immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such consolidation, merger, sale or conveyance. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

(iv)	Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4(e)(i) herein or pursuant to a Liquidation Event) while any shares of Series A Preferred remain outstanding, the holder of any shares of Series A Preferred shall thereafter be entitled to receive upon conversion of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred, to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(v)	Adjustment of Conversion Rate after a “Diluting Issue”. If on any date on or after the date on which the Corporation first issues shares of Series A Preferred (the “Original Issue Date”), any additional Common Shares (other than Excluded Securities, as hereinafter defined) shall be issued for a consideration per share (or, in the case of any transactions contemplated in Section 4(e)(v)(B) or 4(e)(v)(C) herein, shall be deemed to be issued on or after the date hereof for a Presumed Consideration (as defined in Section 4(e)(vi)(F)(II) herein) per share) less than the Current Conversion Price (as defined in Section 4(e)(v)(F)(II) herein) on the date such Common Shares were issued or deemed to have been issued, the Series A Preferred Conversion Rate shall be adjusted at the close of business on such date to equal the product resulting from the multiplication of (x) the Series A Preferred Conversion Rate, immediately before such issuance or deemed issuance of Common Shares (as may have been previously adjusted) by (y) a fraction, (I) the numerator of which is the total number of Common Shares outstanding (as defined below) immediately before such issue plus the number of additional shares being issued, and (II) the denominator of which is the total number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares that the aggregate consideration received (or, without duplication, the Presumed Consideration deemed to have been received) for the total number of additional shares so issued would purchase at the Current Conversion Price on such date. For the purpose of the calculation described in this Section 4(e)(v), the number of Common Shares outstanding will include (1) the number of Common Shares outstanding; (2) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred could be fully converted on the day preceding the issuance or deemed issuance of the applicable Common Shares; and (3) the number of Common Shares which could be obtained through the conversion of all Convertible Securities (as defined in Section 4(e)(vi)) which are convertible on the day next preceding the issuance or deemed issuance of the applicable Common Shares.

For the purpose of this Section 4(e)(v), the following provisions shall be applicable with respect to the issuance of additional Common Shares and the computation set forth in the immediately preceding paragraph:

(A)	Stock Dividends, etc. In case on or after the Original Issue Date any additional Common Shares shall be issued as a dividend on any class of stock of the Corporation other than Common Shares (in which case Section 4(e)(i) hereof shall apply) or Series A Preferred (in which case Section 3 herein shall apply), such Common Shares shall be deemed to have been issued without consideration on the day immediately succeeding the date for the determination of stockholders entitled to such dividend.

(B)	Rights or Options below Current Conversion Price. In case the Corporation shall on or after the Original Issue Date grant any rights or options (other than any rights or options that are Excluded Securities) to subscribe for or to purchase additional Common Shares or Convertible Securities, and the Presumed Consideration per share received and receivable by the Corporation for such additional shares under such rights or options shall be less than the Current Conversion Price in effect immediately prior to the granting of such rights or options, the maximum number of additional Common Shares issuable pursuant to such rights or options or upon the conversion or exchange of all such Convertible Securities, in each case without regard to any anti-dilution provisions applicable to such rights, options or Convertible Securities, shall be deemed to have been issued as of the date of the granting of such rights or options, and the Corporation shall be deemed to have received the Presumed Consideration therefor. No adjustment (except as provided in Section 4(e)(v)(D) herein) shall be made upon the actual issuance of Common Shares, upon the exercise of rights or options referenced in this Section 4(e)(v)(B) or the conversion of Convertible Securities referenced in this Section 4(e)(v)(B).

(C)	Securities Convertible below Current Conversion Price. In case:

(I)	the Corporation shall on or after the Original Issue Date issue any Convertible Securities (other than Excluded Securities or as a dividend on Common Shares (in which case Section 4(e)(ii) shall apply) or as a dividend on shares of Series A Preferred (in which case Section 3 shall apply)), and

(II)	the Presumed Consideration per share for additional Common Shares issuable pursuant to the terms of such Convertible Securities shall be less than the Current Conversion Price in effect immediately prior to the time of the issuance of such Convertible Securities, then the issuance of such Convertible Securities shall be deemed to be an issuance (as of the date of issuance of such Convertible Securities) of the maximum number of additional Common Shares issuable pursuant to all such Convertible Securities (without regard to any anti-dilution provisions applicable to such Convertible Securities), and the Corporation shall be deemed to have received the Presumed Consideration therefor as of the date of issuance of such Convertible Securities. No further adjustment, except as provided in Section 4(e)(v)(D) herein, shall be made upon the actual issuance of Common Shares upon the conversion of Convertible Securities.

(D)	Superseding Adjustment of Conversion Rate. If, at any time after any adjustment of the Series A Preferred Conversion Rate shall have been made on the basis of Common Shares deemed to be issued by reason of the provisions of the foregoing Sections 4(e)(v)(B) or 4(e)(v)(C) on the basis of the granting of certain rights or options or the issuance of certain Convertible Securities, or after any new adjustments of the Series A Preferred Conversion Rate shall have been made on the basis of Common Shares deemed to be issued by reason of the provisions of this Section 4(e)(v)(D), such rights or options or the right of conversion or exchange in any such Convertible Securities shall expire, and less than the maximum number of Common Shares issuable in respect of such rights or options, or the right of conversion or exchange in respect of such Convertible Securities, as the case may be, shall have been issued, or if a greater amount of consideration than the Presumed Consideration shall be received by the Corporation in connection with the exercise of any such rights, options or Convertible Securities, then such previous adjustment shall be adjusted as appropriate to reflect the actual number of Common Shares issued and the actual amount of consideration received by the Corporation, as applicable.

(E)	Effect of “Split-up” or “Split-down” on “deemed issued” shares. Upon the effective or record date for any subdivision or combination of the Common Shares of the character described in Section 4(e)(i) hereof, including the issuance of a stock dividend that is treated as such a subdivision under Section 4(e)(v)(A) herein, the number of the Common Shares that are at the time deemed to have been issued by virtue of Sections 4(e)(v)(B) or 4(e)(v)(C) herein, but have not actually been issued, shall be deemed to be increased or decreased proportionately.

(F)	Computation of Consideration and Presumed Consideration. For the purposes of this Section 4(e):

(I)	The per share consideration received by the Corporation upon the actual issuance of additional Common Shares shall be deemed to be the quotient of (a) the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board at the time of issue) received by the Corporation as consideration at the time of issuance of the Common Shares, in each case without deduction for commissions and expenses incurred by the Corporation for any underwriting of, or otherwise in connection with the issue or sale of, such Common Shares, divided by (b) the aggregate number of Common Shares actually issued;

(II)	The per share consideration deemed to have been received by the Corporation for additional Common Shares deemed to be issued pursuant to rights, options and Convertible Securities of the character described in Sections 4(e)(v)(B) and 4(e)(v)(C) hereof (the “Presumed Consideration”) shall be the quotient of (a) the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board at the time of “deemed issue”), if any, received or receivable by the Corporation as consideration for the issue of such rights, options or Convertible Securities, plus the sum of the minimum aggregate amount of additional cash and the fair value of property (as determined in good faith by resolution of the Board at the time of “deemed issue”) payable to the Corporation upon the exercise in full of such rights or options or the conversion or exchange of all such Convertible Securities (or, in the case of rights or options for Convertible Securities, the exercise in full of such rights or options for Convertible Securities and the conversion or exchange of all such Convertible Securities), divided by (b) the maximum number of Common Shares (without regard to any anti-dilution provisions applicable to such rights, options or Convertible Securities) issuable upon the exercise of such rights or options or conversion or exchange of such Convertible Securities.

(vi)	Determination by the Board. All determinations by the Board under the provisions of this Section 4(e) shall be made in good faith with due regard to the interests of the holders of Series A Preferred and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board under the terms of this Section 4(e) must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

Unless the context otherwise requires, the following terms have the following respective meanings:

“Common Shares” means (i) shares of Common Stock, and (ii) shares of stock of the Corporation of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

“Convertible Securities” shall mean any obligations or stock convertible into or exchangeable for Common Shares.

“Current Conversion Price” shall initially mean $0.58 and shall be adjusted each time there is an adjustment in the Series A Preferred Conversion Rate to equal the product of the Current Conversion Price as in effect before such adjustment multiplied by a fraction in which the numerator is equal to the pre-adjustment Series A Preferred Conversion Rate and the denominator is equal to the as-adjusted Series A Preferred Conversion Rate.

“Excluded Securities” means (i) warrants, options or rights granted to directors, officers, employees, consultants or service providers of the Corporation or its subsidiaries pursuant to any of the Corporation’s incentive compensation, option or benefit plans, as may be approved by the Board, including the Series A Directors, for officers, directors and employees of the Corporation (as the same may be adjusted pursuant to anti-dilution provisions contained in such stock options or rights), (ii) shares issued pursuant to the exercise of such warrants, options or rights granted pursuant to such plans or any other warrants, options or rights outstanding on the Original Issue Date, (iii) securities issued or issuable upon conversion of the Series A Preferred or as a dividend on shares of Series A Preferred or Common Shares, and (iv) securities issued or issuable in connection with mergers, consolidations, acquisitions, joint ventures or similar business or strategic transaction approved by the Board, including the Series A Directors.

(f)	Notice to Holders. In the event the Corporation shall propose to take any action of the types described in Section 4(e)(ii) or 4(e)(iii) herein, the Corporation shall give notice to each holder of Series A Preferred, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Rate and the number, kind or class of shares or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Series A Preferred. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(g)	Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(h)	Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A Preferred Conversion Rate for any shares pursuant to Section 4 hereof, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) the Series A Preferred Conversion Rate at that time in effect and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred. The Corporation shall file a like certificate among its permanent records and at all reasonable times during business hours shall permit inspection of such certificate by any holder of Series A Preferred requesting such inspection.

(i)	Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series A Preferred.

Section 5. Optional Redemption.

(a)	At any time and from time to time after the fifth anniversary of the Original Issue Date, the holders of a majority of the then issued and outstanding shares of Series A Preferred, voting together as separate class, may require the Corporation to redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware), all of the then issued and outstanding shares of Series A Preferred at the Redemption Price per share (for purposes of Section 5, the “Redemption Demand”); provided, however, that such redemption shall occur in three equal annual installments, with the first of such installments due (subject to the last sentence of this Section 5(a)) sixty (60) days following the Corporation’s receipt of the Redemption Demand and the second and third such installments due (subject to the last sentence of this Section 5(a)) on the first and second anniversaries, respectively, of the due date for the first installment. The “Redemption Price” shall mean, with respect to each share of Series A Preferred, an amount equal to the sum of (i) the Series A Preferred Stated Value thereof (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus (ii) all accrued but unpaid dividends thereon to the applicable Redemption Date (as defined below). If upon any Redemption Date, the Corporation is unable to redeem any shares of Series A Preferred then required pursuant to this Section 5 to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

(b)	Within five (5) days after the Corporation receives the Redemption Demand, written notice shall be mailed, postage prepaid, to each holder of the Series A Preferred, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the dates such shares are to be redeemed (for purposes of Section 5, each such date being referred to as a “Redemption Date”) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares of Series A Preferred to be redeemed (for purposes of Section 5, the “Redemption Notice”) on each such Redemption Date. Upon surrender of such certificate or certificates to the Corporation, in the manner and at the place designated in the Redemption Notice, the Corporation shall pay the Redemption Price of such shares of Series A Preferred being redeemed immediately payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled; provided, however, that each holder of Series A Preferred shall have the rights, at any time prior to each Redemption Date (unless the Corporation defaults in the payment of the Redemption Price, in which case such right shall not terminate at such time and date), to convert its shares of Series A Preferred into shares of Common Stock as provided in Section 5 hereof. From and after each Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of Series A Preferred of the Corporation with respect to the shares of Series A Preferred redeemed on such Redemption Date (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares of Series A Preferred shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(c)	Except as provided in this Section 5 the Corporation shall have no right to redeem the shares of Series A Preferred. Any shares of Series A Preferred so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Series A Preferred accordingly.

Section 6. Miscellaneous.

(a)	Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A Preferred. Upon the surrender at its principal office of any certificate representing shares of Series A Preferred, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate (subject to the immediately preceding sentence) and will be substantially identical in form to the surrendered certificate.

(b)	Replacement. Upon receipt of evidence, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(c)	Amendment and Waiver. No amendment, modification or waiver of any of the terms of this Section 6 will be binding or effective without the prior written consent of holders of a majority of the shares of Series A Preferred at the time such action is taken.

(d)	Notices. All notices referred to herein, except as otherwise provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and will be deemed to have been given when so hand delivered or mailed.

Section 7. Liquidation Preference. Upon the occurrence of a Liquidation Event (as defined herein), the Corporation shall first make such payments to the holders of the Series A Preferred, and thereafter to the holders of the Series A Preferred and the Common Shares, all in accordance with this Section 7. Upon a Change in Control or any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Liquidation Event”), all amounts and funds of the Corporation legally available for distribution shall be distributed as follows:

(a)	First. The holders of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Common Shares, an amount per share equal to the sum of (i) the Series A Stated Value as adjusted for any stock dividends, combinations or splits with respect to such shares plus (ii) all accrued but unpaid dividends through the Liquidation Event, as adjusted for any stock dividends, combinations or splits with respect to such shares (the “Series A Liquidation Preference”).

(b)	Second. The holders of the Series A Preferred and the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series A Preferred described in Section 7(a) hereof) in proportion to the Common Shares held by each holder and the shares of Common Stock that each holder of the Series A Preferred has the right to acquire upon conversion of the shares of the Series A Preferred held by such holder; provided, however, that the holders of the Series A Preferred shall not be entitled to receive by operation of Section 5(a) and this Section 5(b) an amount per share of Series A Preferred in excess of four (4) times the Series A Stated Value (as adjusted for any stock dividends, combinations or splits with respect to such shares).

If upon such Liquidation Event, the assets of the Corporation are insufficient to pay the applicable preferential amount to the holders of shares of Series A Preferred as described in Section 7(a) herein, the assets of the Corporation will be distributed among the holders of Series A Preferred on a pro rata basis according to the amounts each holder was entitled to receive under Section 7(a) herein.

The Corporation will mail written notice of such Liquidation Event, not less than ten (10) days prior to the payment date stated herein, to each record holder of Series A Preferred. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 7 be regarded as a Liquidation Event of the Corporation.

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IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Designation to be executed by its duly authorized officer on December 28, 2010.

TRANSGENOMIC, INC.

By:	/s/ Craig J. Tuttle
Name: Craig J. Tuttle
Title: Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSGENOMIC, INC.

Pursuant to Sections 211 and 242 of the

General Corporation Law of the

State of Delaware

TRANSGENOMIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is TRANSGENOMIC, INC. (the “Corporation”).

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 26, 2005 (the “Restated Certificate”).

THIRD: Article IV, Section 4.1 of the Restated Certificate is hereby deleted in its entirety and replaced by the following new Article IV, Section 4:

“Section 4.1. The total number of shares of capital stock which the Corporation shall have authority to issue is 165,000,000 consisting of (a) 150,000,000 shares of Common Stock, par value $0.01 per share, and (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share.”

FOURTH: The foregoing amendment has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation has been duly executed by the undersigned officer of the Corporation this 23rd day of May, 2012.

TRANSGENOMIC, INC.

By:	/s/ Craig J. Tuttle
Name: Craig J. Tuttle Title: President & Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

This Certificate of Amendment (this “Amendment”) of Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), of Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), was duly approved by the Board of Directors of the Corporation, the holders of a majority of the outstanding shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), voting as a separate class, and the holders of a majority of the outstanding shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), and the Series A Preferred, voting together as a single class on an as-converted to Common Stock basis, effective as of May 23, 2012. Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment have the respective meanings as specified by the Certification of Designation.

NOW, THEREFORE, the Certificate of Designation is hereby amended as follows:

1. Section 4(e)(v). Section 4(e)(v) of the Certificate of Designation shall be deleted in its entirety and replaced with “[RESERVED].”.

2. Section 5. Section 5 of the Certificate of Designation shall be deleted in its entirety and replaced with “[RESERVED].”.

3. Section 7(b). Section 7(b) of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Second. The holders of the Series A Preferred and the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series A Preferred described in Section 7(a) hereof) in proportion to the Common Shares held by each holder and the shares of Common Stock that each holder of the Series A Preferred has the right to acquire upon conversion of the shares of the Series A Preferred held by such holder.”

4. No Further Amendments. Except as expressly set forth in this Amendment, all other terms of the Certificate of Designation shall remain unchanged and in full force and effect.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on May 23, 2012.

TRANSGENOMIC, INC.

By:	/s/ Craig J. Tuttle
Name: Craig J. Tuttle Title: President & Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSGENOMIC, INC.

TRANSGENOMIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is TRANSGENOMIC, INC. (the “Corporation”).

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 26, 2005 (the “Restated Certificate”).

THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate, and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

FOURTH: a second paragraph shall be added to Article IV, Section 4.1 of the Restated Certificate, which shall read as follows:

“Effective at 5:00 p.m. Central Time on January 27, 2014, each twelve (12) shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock, par value $0.01 per share (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay to a holder of a fractional share interest an amount in cash equal to the product obtained by multiplying (i) the closing price of the shares of Common Stock on the day immediately preceding the effective date of the Reverse Stock Split, as reported on the Over-the-Counter Bulletin Board (“OTCQB”) (or, if the closing price of the Common Stock is not then reported on the OTCQB, then the fair market value of the shares of Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interests.”

[Signature Page Follows]

IN WITNESS WHEREOF, TRANSGENOMIC, INC. has caused this Certificate of Amendment to be signed by the undersigned officer as of this 24th day of January, 2014.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: President and Chief Executive Officer

Certificate of Amendment of
CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

This Certificate of Amendment (this “Amendment”) of Certificate of Designation of Series A Convertible Preferred Stock (as previously amended pursuant to that Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 25, 2012, the “Certificate of Designation”) of Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), was duly approved by the Board of Directors of the Corporation (the “Board”) and the holders of a majority of the outstanding shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), voting as a separate class, effective as of March 5, 2014.

Now, therefore, the Certificate of Designation is hereby amended and restated in its entirety as follows:

The Series A Preferred shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation:

Section 1. Designation and Amount of Series A Preferred. Three Million Eight Hundred Seventy-Nine Thousand Three Hundred and Seven (3,879,307) shares of the Preferred Stock shall be a series designated as Series A Convertible Preferred Stock of the Corporation. Shares of Series A Preferred shall have an initial value of $2.32 per share (the “Series A Stated Value”) and par value per share of $0.01.

Section 2. Voting Rights.

(a)	General. Except as set forth in Sections 2(b) and 2(b)(xiv) herein and as otherwise required by law, the holders of the Series A Preferred shall be entitled to that number of votes equal to the number of whole shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) into which the Series A Preferred may be converted as of the record date of such vote or consent. Except as otherwise provided herein or as required by law, the holders of the Series A Preferred shall vote together as a single voting group with the holders of the Common Stock and the holders of the Corporation’s Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred” and, together with the Series A Preferred, the “Preferred”) on all matters submitted to a vote of the Corporation’s stockholders. Fractional votes shall not be permitted. Whenever any matter is required to be approved by the holders of the Series A Preferred as a separate group, such consent shall require the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A Preferred. The approval from the holders of the Preferred required by Section 2(b) below is not intended to create a separate class voting right or require a stockholder vote, but rather constitutes a requirement of approval (which does not have to be obtained or given in the manner required for stockholder votes) necessary for certain actions in addition to any stockholder approval otherwise required under the Certificate of Incorporation or by law.

(b)	Negative Covenants. So long as any shares of Preferred are outstanding, the Corporation shall not, without the prior written consent of the holders of at least two-thirds of the outstanding shares of Preferred, voting together as a single class on an as-converted to Common Stock basis:

(i)	Authorize, create or issue (by reclassification or otherwise) any other class or series of capital stock having rights, preferences or privileges senior to or in parity with the Preferred;

(ii)	Alter or change the rights, preferences or privileges of the Preferred or increase or decrease the authorized number of shares of Preferred, Series A Preferred or Series B Preferred;

(iii)	Authorize the declaration of dividends on the Common Shares (as hereinafter defined in Section 4(e)(v)) or any other shares of capital stock other than the Preferred, other than dividends payable solely in Common Shares;

(iv)	Authorize any offering of equity securities of the Corporation representing (on a pro forma basis after giving effect to the issuance of such equity securities) the right to receive not less than ten percent (10%) of any amounts or funds that would, as of immediately following such issuance, be legally available for distribution in connection with a Liquidation Event (as defined in Section 6);

(v)	Redeem any shares of capital stock (other than pursuant to employee agreements or the terms of the capital stock);

(vi)	Increase or decrease the authorized number of members of the Board;

(vii)	Enter into any binding agreement with any director, employee or any affiliate of the Corporation, excluding employment-related and equity award agreements;

(viii)	Materially change the nature of the Corporation’s business, enter into new lines of business or exit the current line of business or invest in any person or entity engaged in a business that is not substantially similar to the Corporation’s business, or change the location of any permanent location of any part of the Corporation’s business;

(ix)	Make any loans or advances, individually or in the aggregate in excess of $1,000,000, to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Corporation;

(x)	Make any loan or advance to any natural person, including, without limitation, any employee or director of the Corporation, except advances and similar expenditures in the ordinary course of business;

(xi)	Guarantee, directly or indirectly, any indebtedness except for trade accounts of the Corporation arising in the ordinary course of business;

(xii)	Sell or otherwise dispose of any assets of the Corporation with a value, individually or collectively, in excess of $500,000 other than in the ordinary course of business;

(xiii)	Liquidate, dissolve or wind-up the business and affairs of the Corporation or effect a Change in Control (as defined below) or any other Liquidation Event. For purposes hereof, a “Change in Control” means (x) a merger, consolidation, recapitalization, sale of capital stock, share exchange or other transaction involving the Corporation or any of its subsidiaries or the stockholders of the Corporation; (y) the sale or transfer of a number of shares of voting capital stock of the Corporation or any securities convertible into or exchangeable for voting capital stock in any one (1) year period that, pursuant to either (x) or (y), results in one person or entity or an affiliated group of persons or entities, other than the stockholders of the Corporation immediately preceding the consummation of such transaction(s) either (i) owning in excess of fifty percent (50%) of the total voting capital stock of the Corporation taking into account issued and outstanding shares of such stock and any other shares of such capital stock that would be issued and outstanding assuming conversion or exchange of any and all other securities of the Corporation so convertible or exchangeable or (ii) being able to elect a majority of the Board; or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation or any of its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, excluding the grant of a security interest by the Corporation in all or substantially all of its assets to a bank pursuant to a bona fide financing arrangement approved by the Board, which approval includes the approval of all of the Preferred Directors (as defined below). Only for purposes of (y) hereof, (i) transfers due to the death of a stockholder or (ii) transfers to a member of a stockholder’s immediate family, family limited partnership, family limited liability company or a trust of which the beneficiary is such immediate family member shall not be considered as transfers for purposes of determining whether a Change in Control has occurred;

(xiv)	Incur any indebtedness in excess of $1,000,000 in the aggregate other than trade credit incurred in the ordinary course of business;

(xv)	Expend funds in excess of $500,000 in the aggregate per year for capital improvements or other infrastructure of the Corporation, other than any such expenditure that is consistent with a budget approved by the Board, including the Preferred Directors (as defined below);

(xvi)	Obligate the Corporation, by contract or otherwise, to make aggregate annual payments in excess of $500,000 or sell, transfer, pledge or license any material technology or intellectual property of the Corporation other than a non-exclusive license in the ordinary course of business; or

(xvii)	Increase the number of shares reserved and issuable under any of the Corporation’s equity or option incentive compensation plans.

(c)	Election of Directors. The holders of Preferred shall be entitled, as a separate voting group, at each annual or special election of directors, to elect two (2) directors (“Preferred Directors”). The holders of the Common Shares shall be entitled, as a separate voting group, at each annual or special election of directors, to elect all remaining directors. In the case of a vacancy in the office of any Preferred Director, the holders of the outstanding Preferred, voting exclusively as a separate class in person or by proxy, shall elect a successor to hold office for the unexpired term of such Preferred Director whose place shall be vacant, by the affirmative vote of the holders of a majority of the outstanding shares of Preferred, voting in person or by proxy, voting as a separate voting group, at a special meeting called for that purpose at which a quorum is present or pursuant to a written consent of the holders of not less than a majority of the outstanding shares of the Preferred. In the event all the shares of Preferred are converted or redeemed pursuant to the terms hereof, then the holders of the Common Shares shall be entitled to elect all directors of the Corporation.

Section 3. Dividends.

(a)	Prior and in preference to any payment of dividends to the holders of the Series A Preferred pursuant to Section 3(b), the holders of the Series B Preferred shall be entitled to receive from any funds legally available therefor dividends if and as set forth in the Certificate of Designation of Series B Convertible Preferred Stock, as the same may be amended from time to time (the “Series B Certificate of Designation”).

(b)	After the payment of the dividends to the holders of the Series B Preferred as set forth in Section 3(a) above, the holders of the Series A Preferred shall be entitled to receive dividends from any funds legally available therefor equal to the greater of (i) the rate of ten percent (10%) of the Series A Stated Value per annum, which shall accrue from the date of issuance whether or not declared, shall compound annually and shall be cumulative, and (ii) the amount the Series A Preferred would be entitled to receive on an as-if-converted basis with respect to dividends paid on the Common Stock (the greater of the foregoing (i) and (ii) the “Dividend”). To the extent that the Corporation has positive Distributable Cash Flow (as defined below) in any calendar quarter, the Corporation shall be required to pay the Dividend in cash to the holders of the Series A Preferred from any funds legally available therefor in the amount equal to the lesser of (i) 50% of such positive Distributable Cash Flow or (ii) the aggregate amount of dividends accrued on the Series A Preferred. For purposes hereof, “Distributable Cash Flow” shall mean as of the end of each calendar quarter the Corporation’s earnings before interest expense, income taxes, depreciation and amortization but after required interest payments on any of the Corporation’s debt to third parties for borrowed money or to finance the acquisition of assets. Such dividend shall be due and payable on March 15, June 15, September 15 and December 15 of each year (each such date or the next business date if such date is not a business day, a “Dividend Payment Date”) with the first Dividend Payment Date March 15, 2011. No dividend shall be paid on Common Shares (i) at a rate greater than the rate at which dividends are paid on the Series A Preferred and (ii) until all accrued dividends on the Series A Preferred have been paid in full.

(c)	In no event, so long as any shares of Series A Preferred shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any other capital stock of the Corporation excluding the Preferred (such other capital stock excluding the Preferred, the “Junior Securities”), nor shall any Junior Securities be purchased or redeemed by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, unless in each instance dividends on all outstanding shares of the Series A Preferred for all Dividend Payment Dates shall have been accrued and paid in full and the full dividend on all outstanding shares of the Series A Preferred for the then-current dividend payment due shall have been accrued and paid in full or declared and sufficient funds for the payment thereof set apart.

Section 4. Conversion.

(a)	Optional Conversion Prior to a Liquidation or Redemption. Each holder of shares of Series A Preferred shall have the right at any time and from time to time on or prior to the date of a Liquidation Event (as defined in Section 6), as set forth in the Liquidation Notice (as defined in Section 6), at such holder’s option, to convert any or all of the shares of Series A Preferred held by such holder into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A Preferred to be converted by the “Series A Preferred Conversion Rate”, as determined from time to time pursuant to this Section 4. The initial Series A Preferred Conversion Rate shall be 4.0.

(b)	Automatic Conversion. All outstanding shares of Series A Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, at the then applicable Series A Preferred Conversion Rate, at the election of the holders of a majority of the then outstanding shares of the Preferred, voting together as a single class on an as-converted basis.

(c)	Mechanics of Conversion. Before any holder of shares of Series A Preferred converts any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the shares to be converted, duly endorsed, at the principal office of the Corporation and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the number of the shares of Series A Preferred to be converted and the name in which the certificate(s) for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date and shall no longer be entitled to any dividends paid or accrued thereafter on the Series A Preferred. To the extent permitted by law, when shares of Series A Preferred are converted, all dividends accrued and unpaid on the shares of Series A Preferred so converted on the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(d)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Series A Preferred. If a holder surrenders for conversion more than one share of Series A Preferred at any time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A Preferred so surrendered. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any of the shares of Series A Preferred, the Corporation shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

(e)	Adjustment of Conversion Rate. The Series A Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	Effect of “Split-ups” and “Split-downs”; Stock Dividends. If at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the shares of Common Stock payable in shares of Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be increased proportionately as of the effective or record date of such action by multiplying the Series A Preferred Conversion Rate, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date plus the additional number of shares of Common Stock necessary to effect such reclassification, stock dividend or otherwise, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Corporation shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be reduced proportionately as of the effective date of such action by multiplying the Series A Preferred Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately after giving effect to such reclassification, stock dividend or otherwise without regard to this Section, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. Notwithstanding the foregoing, in the event that any record date for a subdivision or combination of shares of Common Stock or for the issuance of a stock dividend is fixed but such subdivision, combination or issuance is not fully effected or made on the date fixed therefor, the Series A Preferred Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter only adjusted to reflect the subsequent actual effect of such subdivision, combination or issuance.

(ii)	Effect of Certain Dividends. If on any date the Corporation makes a distribution (other than a distribution consisting only of Common Shares) to holders of its Common Shares but not the holders of Series A Preferred (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series A Preferred shall be entitled to receive a portion of such distribution equal to the amount each such holder would have received if such holder had converted all of its shares of Series A Preferred into Common Shares immediately prior to the record date for such distribution.

(iii)	Effect of Merger or Consolidation. If the Corporation shall, while any shares of Series A Preferred remain outstanding, enter into any consolidation with or merge into any other corporation wherein the Corporation is not the continuing corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Shares of the Corporation, or sell or convey its property as an entirety or substantially as an entirety (other than any Liquidation Event), and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the shares of Common Stock of the Corporation, the holder of any shares of Series A Preferred shall thereafter be entitled to obtain on account of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted its shares of Series A Preferred immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such consolidation, merger, sale or conveyance. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred to the end that all the provisions of Sections 3, 4, and 5 hereof (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

(iv)	Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4(e)(i) herein or pursuant to a Liquidation Event) while any shares of Series A Preferred remain outstanding, the holder of any shares of Series A Preferred shall thereafter be entitled to receive upon conversion of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred, to the end that all the provisions of Sections 3, 4, and 5 hereof (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(v)	Determination by the Board. All determinations by the Board under the provisions of this Section 4(e) shall be made in good faith with due regard to the interests of the holders of Series A Preferred and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board under the terms of this Section 4(e) must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

Unless the context otherwise requires, the following terms have the following respective meanings:

“Common Shares” means (i) shares of Common Stock, and (ii) shares of stock of the Corporation of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

“Convertible Securities” shall mean any obligations or stock convertible into or exchangeable for Common Shares.

“Current Conversion Price” shall initially mean $0.58 and shall be adjusted each time there is an adjustment in the Series A Preferred Conversion Rate to equal the product of the Current Conversion Price as in effect before such adjustment multiplied by a fraction in which the numerator is equal to the pre-adjustment Series A Preferred Conversion Rate and the denominator is equal to the as-adjusted Series A Preferred Conversion Rate.

“Excluded Securities” means (i) warrants, options or rights granted to directors, officers, employees, consultants or service providers of the Corporation or its subsidiaries pursuant to any of the Corporation’s incentive compensation, option or benefit plans, as may be approved by the Board, including the Preferred Directors, for officers, directors and employees of the Corporation (as the same may be adjusted pursuant to anti-dilution provisions contained in such stock options or rights), (ii) shares issued pursuant to the exercise of such warrants, options or rights granted pursuant to such plans or any other warrants, options or rights outstanding on the Original Issue Date, (iii) securities issued or issuable upon conversion of the Series A Preferred or as a dividend on shares of Series A Preferred or Common Shares, and (iv) securities issued or issuable in connection with mergers, consolidations, acquisitions, joint ventures or similar business or strategic transaction approved by the Board, including the Preferred Directors.

(f)	Notice to Holders. In the event the Corporation shall propose to take any action of the types described in Section 4(e)(ii) or 4(e)(iii) herein, the Corporation shall give notice to each holder of Series A Preferred, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Rate and the number, kind or class of shares or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Series A Preferred. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(g)	Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(h)	Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A Preferred Conversion Rate for any shares pursuant to Section 4 hereof, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) the Series A Preferred Conversion Rate at that time in effect and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred. The Corporation shall file a like certificate among its permanent records and at all reasonable times during business hours shall permit inspection of such certificate by any holder of Series A Preferred requesting such inspection.

(i)	Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series A Preferred.

Section 5. Miscellaneous.

(a)	Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A Preferred. Upon the surrender at its principal office of any certificate representing shares of Series A Preferred, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate (subject to the immediately preceding sentence) and will be substantially identical in form to the surrendered certificate.

(b)	Replacement. Upon receipt of evidence, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(c)	Amendment and Waiver. No amendment, modification or waiver of any of the terms of this Section 5 will be binding or effective without the prior written consent of holders of a majority of the shares of Series A Preferred at the time such action is taken.

(d)	Notices. All notices referred to herein, except as otherwise provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and will be deemed to have been given when so hand delivered or mailed.

Section 6. Liquidation Preference. Upon the occurrence of a Liquidation Event (as defined herein), the Corporation shall first make such payments to the holders of the Series B Preferred, and thereafter to the holders of the Series A Preferred, and thereafter to the holders of the Series B Preferred, Series A Preferred and the Common Shares, all in accordance with this Section 6. Upon a Change in Control or any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Liquidation Event”), all amounts and funds of the Corporation legally available for distribution shall be distributed as follows:

(a)	First. The holders of the Series B Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Series A Preferred and the Common Shares, any amounts to which they are entitled pursuant to the Series B Certificate of Designation.

(b)	Second. The holders of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Common Shares, an amount per share equal to the sum of (i) the Series A Stated Value as adjusted for any stock dividends, combinations or splits with respect to such shares plus (ii) all accrued but unpaid dividends through the Liquidation Event, as adjusted for any stock dividends, combinations or splits with respect to such shares (the “Series A Liquidation Preference”).

(c)	Third. The holders of the Series B Preferred, the Series A Preferred, and the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series B Preferred described in Section 6(a) hereof and the payments to the holders of the Series A Preferred described in Section 6(b) hereof) in proportion to the Common Shares held by each holder and the shares of Common Stock that each holder of Preferred has the right to acquire upon conversion of the shares of Preferred held by such holder; provided, however, that the holders of the Series B Preferred shall not be entitled to receive by operation of Section 6(a) and this Section 6(c) an amount per share of Series B Preferred in excess of four (4) times the Series B Stated Value (as defined in the Series B Certificate of Designation) (as adjusted for any stock dividends, combinations or splits with respect to such shares).

If upon such Liquidation Event, the assets of the Corporation are insufficient to pay the applicable preferential amount to the holders of shares of Series A Preferred as described in Section 6(b) hereof, following payment of any amounts due to the holders of shares of Series B Preferred pursuant to Section 6(a) hereof, the remaining assets of the Corporation will be distributed among the holders of Series A Preferred on a pro rata basis according to the amounts each holder was entitled to receive under Section 6(b) hereof.

The Corporation will mail written notice of such Liquidation Event, not less than ten (10) days prior to the payment date stated herein, to each record holder of Series A Preferred. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 6 be regarded as a Liquidation Event of the Corporation.

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IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Amendment to the Certificate of Designation to be executed by its duly authorized officer on March 5, 2014.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: CEO and President

CERTIFICATE OF DESIGNATION OF
SERIES B CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Third Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation (the “Board”) duly adopted a resolution on March 4, 2014, providing for the issuance of up to an additional One Million Four Hundred Forty-Three Thousand Two Hundred Ninety-Seven (1,443,297) shares of the Preferred Stock, which shall be a series designated as Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”).

Pursuant to such resolution and the authority conferred upon the Board by the Certificate of Incorporation, there is hereby created the Series B Preferred, which series shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation:

Section 1. Designation and Amount of Series B Preferred. One Million Four Hundred Forty-Three Thousand Two Hundred Ninety-Seven (1,443,297) shares of the Preferred Stock shall be a series designated as Series B Convertible Preferred Stock of the Corporation. Shares of Series B Preferred shall have an initial value of $4.85 per share (the “Series B Stated Value”) and par value per share of $0.01.

Section 2. Voting Rights.

(a)	General. Except as set forth in Sections 2(b) and 2(c) herein and as otherwise required by law, the holders of the Series B Preferred shall be entitled to that number of votes equal to the number of whole shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) into which the Series B Preferred may be converted as of the record date of such vote or consent. Except as otherwise provided herein or as required by law, the holders of the Series B Preferred shall vote together as a single voting group with the holders of the Common Stock and the holders of the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred” and, together with the Series B Preferred, the “Preferred”) on all matters submitted to a vote of the Corporation’s stockholders. Fractional votes shall not be permitted. Whenever any matter is required to be approved by the holders of the Series B Preferred as a separate group, such consent shall require the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series B Preferred. The approval from the holders of the Preferred required by Section 2(b) below is not intended to create a separate class voting right or require a stockholder vote, but rather constitutes a requirement of approval (which does not have to be obtained or given in the manner required for stockholder votes) necessary for certain actions in addition to any stockholder approval otherwise required under the Certificate of Incorporation or by law.

(b)	Negative Covenants. So long as any shares of Preferred are outstanding, the Corporation shall not, without the prior written consent of the holders of at least two-thirds of the outstanding shares of Preferred, voting together as a single class on an as-converted to Common Stock basis:

(i)	Authorize, create or issue (by reclassification or otherwise) any other class or series of capital stock having rights, preferences or privileges senior to or in parity with the Preferred;

(ii)	Alter or change the rights, preferences or privileges of the Preferred or increase or decrease the authorized number of shares of Preferred, Series A Preferred or Series B Preferred;

(iii)	Authorize the declaration of dividends on the Common Shares (as hereinafter defined in Section 4(e)(v)) or any other shares of capital stock other than the Preferred, other than dividends payable solely in Common Shares;

(iv)	Authorize any offering of equity securities of the Corporation representing (on a pro forma basis after giving effect to the issuance of such equity securities) the right to receive not less than ten percent (10%) of any amounts or funds that would, as of immediately following such issuance, be legally available for distribution in connection with a Liquidation Event (as defined in Section 7);

(v)	Redeem any shares of capital stock (other than pursuant to employee agreements or the terms of the capital stock);

(vi)	Increase or decrease the authorized number of members of the Board;

(vii)	Enter into any binding agreement with any director, employee or any affiliate of the Corporation, excluding employment-related and equity award agreements;

(viii)	Materially change the nature of the Corporation’s business, enter into new lines of business or exit the current line of business or invest in any person or entity engaged in a business that is not substantially similar to the Corporation’s business, or change the location of any permanent location of any part of the Corporation’s business;

(ix)	Make any loans or advances, individually or in the aggregate in excess of $1,000,000, to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Corporation;

(x)	Make any loan or advance to any natural person, including, without limitation, any employee or director of the Corporation, except advances and similar expenditures in the ordinary course of business;

(xi)	Guarantee, directly or indirectly, any indebtedness except for trade accounts of the Corporation arising in the ordinary course of business;

(xii)	Sell or otherwise dispose of any assets of the Corporation with a value, individually or collectively, in excess of $500,000 other than in the ordinary course of business;

(xiii)	Liquidate, dissolve or wind-up the business and affairs of the Corporation or effect a Change in Control (as defined below) or any other Liquidation Event. For purposes hereof, a “Change in Control” means (x) a merger, consolidation, recapitalization, sale of capital stock, share exchange or other transaction involving the Corporation or any of its subsidiaries or the stockholders of the Corporation; (y) the sale or transfer of a number of shares of voting capital stock of the Corporation or any securities convertible into or exchangeable for voting capital stock in any one (1) year period that, pursuant to either (x) or (y), results in one person or entity or an affiliated group of persons or entities, other than the stockholders of the Corporation immediately preceding the consummation of such transaction(s) either (i) owning in excess of fifty percent (50%) of the total voting capital stock of the Corporation taking into account issued and outstanding shares of such stock and any other shares of such capital stock that would be issued and outstanding assuming conversion or exchange of any and all other securities of the Corporation so convertible or exchangeable or (ii) being able to elect a majority of the Board; or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation or any of its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, excluding the grant of a security interest by the Corporation in all or substantially all of its assets to a bank pursuant to a bona fide financing arrangement approved by the Board, which approval includes the approval of all of the Preferred Directors (as defined below). Only for purposes of (y) hereof, (i) transfers due to the death of a stockholder or (ii) transfers to a member of a stockholder’s immediate family, family limited partnership, family limited liability company or a trust of which the beneficiary is such immediate family member shall not be considered as transfers for purposes of determining whether a Change in Control has occurred;

(xiv)	Incur any indebtedness in excess of $1,000,000 in the aggregate other than trade credit incurred in the ordinary course of business;

(xv)	Expend funds in excess of $500,000 in the aggregate per year for capital improvements or other infrastructure of the Corporation, other than any such expenditure that is consistent with a budget approved by the Board, including the Preferred Directors (as defined below);

(xvi)	Obligate the Corporation, by contract or otherwise, to make aggregate annual payments in excess of $500,000 or sell, transfer, pledge or license any material technology or intellectual property of the Corporation other than a non-exclusive license in the ordinary course of business; or

(xvii)	Increase the number of shares reserved and issuable under any of the Corporation’s equity or option incentive compensation plans.

(c)	Election of Directors. The holders of Preferred shall be entitled, as a separate voting group, at each annual or special election of directors, to elect two (2) directors (“Preferred Directors”). The holders of the Common Shares shall be entitled, as a separate voting group, at each annual or special election of directors, to elect all remaining directors. In the case of a vacancy in the office of any Preferred Director, the holders of the outstanding Preferred, voting exclusively as a separate class in person or by proxy, shall elect a successor to hold office for the unexpired term of such Preferred Director whose place shall be vacant, by the affirmative vote of the holders of a majority of the outstanding shares of Preferred, voting in person or by proxy, voting as a separate voting group, at a special meeting called for that purpose at which a quorum is present or pursuant to a written consent of the holders of not less than a majority of the outstanding shares of the Preferred. In the event all the shares of Preferred are converted or redeemed pursuant to the terms hereof, then the holders of the Common Shares shall be entitled to elect all directors of the Corporation.

Section 3. Dividends.

(a)	Prior and in preference to any payment of dividends to the holders of the Series A Preferred or the Common Shares, the holders of the Series B Preferred shall be entitled to receive dividends from any funds legally available therefor equal to the greater of (i) the rate of ten percent (6%) of the Series B Stated Value per annum, which shall accrue from the date of issuance whether or not declared, shall compound annually and shall be cumulative, and (ii) the amount the Series B Preferred would be entitled to receive on an as-if-converted basis with respect to dividends paid on the Common Stock (the greater of the foregoing (i) and (ii) the “Dividend”). To the extent that the Corporation has positive Distributable Cash Flow (as defined below) in any calendar quarter, the Corporation shall be required to pay the Dividend in cash to the holders of the Series B Preferred from any funds legally available therefor in the amount equal to the lesser of (i) 50% of such positive Distributable Cash Flow or (ii) the aggregate amount of dividends accrued on the Series B Preferred. For purposes hereof, “Distributable Cash Flow” shall mean as of the end of each calendar quarter the Corporation’s earnings before interest expense, income taxes, depreciation and amortization but after required interest payments on any of the Corporation’s debt to third parties for borrowed money or to finance the acquisition of assets. Such dividend shall be due and payable on March 15, June 15, September 15 and December 15 of each year (each such date or the next business date if such date is not a business day, a “Dividend Payment Date”) with the first Dividend Payment Date to be June 15, 2014. No dividend shall be paid on Series A Preferred until all accrued dividends on the Series B Preferred have been paid in full. No dividend shall be paid on Common Shares (i) at a rate greater than the rate at which dividends are paid on the Series B Preferred and (ii) until all accrued dividends on the Series B Preferred have been paid in full.

(b)	In no event, so long as any shares of Series B Preferred shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any other capital stock of the Corporation, nor shall any other capital stock of the Corporation be purchased or redeemed by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the purchase or redemption of any other capital stock of the Corporation, unless in each instance dividends on all outstanding shares of the Series B Preferred for all Dividend Payment Dates shall have been accrued and paid in full and the full dividend on all outstanding shares of the Series B Preferred for the then-current dividend payment due shall have been accrued and paid in full or declared and sufficient funds for the payment thereof set apart.

Section 4. Conversion.

(a)	Optional Conversion Prior to a Liquidation or Redemption. Each holder of shares of Series B Preferred shall have the right at any time and from time to time on or prior to the date of a Liquidation Event (as defined in Section 7), as set forth in the Liquidation Notice (as defined in Section 7), at such holder’s option, to convert any or all of the shares of Series B Preferred held by such holder into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series B Preferred to be converted by the “Series B Preferred Conversion Rate”, as determined from time to time pursuant to this Section 4. The initial Series B Preferred Conversion Rate shall be 1.0.

(b)	Automatic Conversion. All outstanding shares of Series B Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, at the then applicable Series B Preferred Conversion Rate, at the election of the holders of a majority of the then outstanding shares of the Preferred, voting together as a single class on an as-converted basis.

(c)	Mechanics of Conversion. Before any holder of shares of Series B Preferred converts any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the shares to be converted, duly endorsed, at the principal office of the Corporation and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the number of the shares of Series B Preferred to be converted and the name in which the certificate(s) for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date and shall no longer be entitled to any dividends paid or accrued thereafter on the Series B Preferred. To the extent permitted by law, when shares of Series B Preferred are converted, all dividends accrued and unpaid on the shares of Series B Preferred so converted on the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(d)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Series B Preferred. If a holder surrenders for conversion more than one share of Series B Preferred at any time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series B Preferred so surrendered. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any of the shares of Series B Preferred, the Corporation shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

(e)	Adjustment of Conversion Rate. The Series B Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	Effect of “Split-ups” and “Split-downs”; Stock Dividends. If at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the shares of Common Stock payable in shares of Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the Series B Preferred Conversion Rate shall be increased proportionately as of the effective or record date of such action by multiplying the Series B Preferred Conversion Rate, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date plus the additional number of shares of Common Stock necessary to effect such reclassification, stock dividend or otherwise, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Corporation shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Series B Preferred Conversion Rate shall be reduced proportionately as of the effective date of such action by multiplying the Series B Preferred Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately after giving effect to such reclassification, stock dividend or otherwise without regard to this Section, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. Notwithstanding the foregoing, in the event that any record date for a subdivision or combination of shares of Common Stock or for the issuance of a stock dividend is fixed but such subdivision, combination or issuance is not fully effected or made on the date fixed therefor, the Series B Preferred Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter only adjusted to reflect the subsequent actual effect of such subdivision, combination or issuance.

(ii)	Effect of Certain Dividends. If on any date the Corporation makes a distribution (other than a distribution consisting only of Common Shares) to holders of its Common Shares but not the holders of Series B Preferred (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series B Preferred shall be entitled to receive a portion of such distribution equal to the amount each such holder would have received if such holder had converted all of its shares of Series B Preferred into Common Shares immediately prior to the record date for such distribution.

(iii)	Effect of Merger or Consolidation. If the Corporation shall, while any shares of Series B Preferred remain outstanding, enter into any consolidation with or merge into any other corporation wherein the Corporation is not the continuing corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Shares of the Corporation, or sell or convey its property as an entirety or substantially as an entirety (other than any Liquidation Event), and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the shares of Common Stock of the Corporation, the holder of any shares of Series B Preferred shall thereafter be entitled to obtain on account of such Series B Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted its shares of Series B Preferred immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled if such shares of Series B Preferred had been converted immediately before such consolidation, merger, sale or conveyance. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series B Preferred to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

(iv)	Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4(e)(i) herein or pursuant to a Liquidation Event) while any shares of Series B Preferred remain outstanding, the holder of any shares of Series B Preferred shall thereafter be entitled to receive upon conversion of such Series B Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled if such shares of Series B Preferred had been converted immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series B Preferred, to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(v)	Determination by the Board. All determinations by the Board under the provisions of this Section 4(e) shall be made in good faith with due regard to the interests of the holders of Series B Preferred and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board under the terms of this Section 4(e) must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

Unless the context otherwise requires, the following terms have the following respective meanings:

“Common Shares” means (i) shares of Common Stock, and (ii) shares of stock of the Corporation of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

“Convertible Securities” shall mean any obligations or stock convertible into or exchangeable for Common Shares.

“Current Conversion Price” shall initially mean $4.85 and shall be adjusted each time there is an adjustment in the Series B Preferred Conversion Rate to equal the product of the Current Conversion Price as in effect before such adjustment multiplied by a fraction in which the numerator is equal to the pre-adjustment Series B Preferred Conversion Rate and the denominator is equal to the as-adjusted Series B Preferred Conversion Rate.

“Excluded Securities” means (i) warrants, options or rights granted to directors, officers, employees, consultants or service providers of the Corporation or its subsidiaries pursuant to any of the Corporation’s incentive compensation, option or benefit plans, as may be approved by the Board, including the Preferred Directors, for officers, directors and employees of the Corporation (as the same may be adjusted pursuant to anti-dilution provisions contained in such stock options or rights), (ii) shares issued pursuant to the exercise of such warrants, options or rights granted pursuant to such plans or any other warrants, options or rights outstanding on the Original Issue Date, (iii) securities issued or issuable upon conversion of the Series B Preferred or as a dividend on shares of Series B Preferred or Common Shares, and (iv) securities issued or issuable in connection with mergers, consolidations, acquisitions, joint ventures or similar business or strategic transaction approved by the Board, including the Preferred Directors.

(f)	Notice to Holders. In the event the Corporation shall propose to take any action of the types described in Section 4(e)(ii) or 4(e)(iii) herein, the Corporation shall give notice to each holder of Series B Preferred, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Preferred Conversion Rate and the number, kind or class of shares or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Series B Preferred. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(g)	Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(h)	Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series B Preferred Conversion Rate for any shares pursuant to Section 4 hereof, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) the Series B Preferred Conversion Rate at that time in effect and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series B Preferred. The Corporation shall file a like certificate among its permanent records and at all reasonable times during business hours shall permit inspection of such certificate by any holder of Series B Preferred requesting such inspection.

(i)	Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series B Preferred.

Section 5. Optional Redemption.

(a)	At any time and from time to time after the fifth anniversary of the Original Issue Date, the holders of a majority of the then issued and outstanding shares of Series B Preferred, voting together as separate class, may require the Corporation to redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware), all of the then issued and outstanding shares of Series B Preferred at the Redemption Price per share (for purposes of Section 5, the “Redemption Demand”); provided, however, that such redemption shall occur in three equal annual installments, with the first of such installments due (subject to the last sentence of this Section 5(a)) six (6) months following the Corporation’s receipt of the Redemption Demand and the second and third such installments due (subject to the last sentence of this Section 5(a)) on the first and second anniversaries, respectively, of the due date for the first installment. The “Redemption Price” shall mean, with respect to each share of Series B Preferred, an amount equal to the sum of (i) the Series B Preferred Stated Value thereof (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus (ii) all accrued but unpaid dividends thereon to the applicable Redemption Date (as defined below). If upon any Redemption Date, the Corporation is unable to redeem any shares of Series B Preferred then required pursuant to this Section 5 to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

(b)	Within five (5) days after the Corporation receives the Redemption Demand, written notice shall be mailed, postage prepaid, to each holder of the Series B Preferred, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the dates such shares are to be redeemed (for purposes of Section 5, each such date being referred to as a “Redemption Date”) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares of Series B Preferred to be redeemed (for purposes of Section 5, the “Redemption Notice”) on each such Redemption Date. Upon surrender of such certificate or certificates to the Corporation, in the manner and at the place designated in the Redemption Notice, the Corporation shall pay the Redemption Price of such shares of Series B Preferred being redeemed immediately payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled; provided, however, that each holder of Series B Preferred shall have the rights, at any time prior to each Redemption Date (unless the Corporation defaults in the payment of the Redemption Price, in which case such right shall not terminate at such time and date), to convert its shares of Series B Preferred into shares of Common Stock as provided in Section 5 hereof. From and after each Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of Series B Preferred of the Corporation with respect to the shares of Series B Preferred redeemed on such Redemption Date (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares of Series B Preferred shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(c)	Except as provided in this Section 5 the Corporation shall have no right to redeem the shares of Series B Preferred. Any shares of Series B Preferred so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Series B Preferred accordingly.

Section 6. Miscellaneous.

(a)	Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series B Preferred. Upon the surrender at its principal office of any certificate representing shares of Series B Preferred, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate (subject to the immediately preceding sentence) and will be substantially identical in form to the surrendered certificate.

(b)	Replacement. Upon receipt of evidence, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Preferred, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(c)	Amendment and Waiver. No amendment, modification or waiver of any of the terms of this Section 6 will be binding or effective without the prior written consent of holders of a majority of the shares of Series B Preferred at the time such action is taken.

(d)	Notices. All notices referred to herein, except as otherwise provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and will be deemed to have been given when so hand delivered or mailed.

Section 7. Liquidation Preference. Upon the occurrence of a Liquidation Event (as defined herein), the Corporation shall first make such payments to the holders of the Series B Preferred, and thereafter to the holders of the Series A Preferred, and thereafter to the holders of Preferred and the Common Shares, all in accordance with this Section 7. Upon a Change in Control or any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Liquidation Event”), all amounts and funds of the Corporation legally available for distribution shall be distributed as follows:

(a)	First. The holders of the Series B Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Common Shares, an amount per share equal to the sum of (i) the Series B Stated Value as adjusted for any stock dividends, combinations or splits with respect to such shares plus (ii) all accrued but unpaid dividends through the Liquidation Event, as adjusted for any stock dividends, combinations or splits with respect to such shares (the “Series B Liquidation Preference”).

(b)	Second. The holders of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders any amounts to which they are entitled pursuant to the Certificate of Designation of Series A Convertible Preferred Stock, as the same may be further amended from time to time (the “Series A Certificate of Designation”).

(c)	Third. The holders of the Series B Preferred, the Series A Preferred, and the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series B Preferred described in Section 7(a) hereof and the payments to the holders of the Series A Preferred described in Section 7(b) hereof) in proportion to the Common Shares held by each holder and the shares of Common Stock that each holder of Preferred has the right to acquire upon conversion of the shares of Preferred held by such holder; provided, however, that the holders of the Series B Preferred shall not be entitled to receive by operation of Section 7(a) and this Section 7(c) an amount per share of Series B Preferred in excess of four (4) times the Series B Stated Value (as adjusted for any stock dividends, combinations or splits with respect to such shares).

If upon such Liquidation Event, the assets of the Corporation are insufficient to pay the applicable preferential amount to the holders of shares of Series B Preferred as described in Section 7(a) hereof, the assets of the Corporation will be distributed among the holders of Series B Preferred on a pro rata basis according to the amounts each holder was entitled to receive under Section 7(a) hereof.

The Corporation will mail written notice of such Liquidation Event, not less than ten (10) days prior to the payment date stated herein, to each record holder of Series B Preferred. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 7 be regarded as a Liquidation Event of the Corporation.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Designation to be executed by its duly authorized officer on March 5, 2014.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: CEO and President

STATE OF DELAWARE
CERTIFICATE OF CORRECTION
OF
TRANSGENOMIC, INC.

TRANSGENOMIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Transgenomic, Inc.

2.	That a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate”) was filed with the Secretary of State of Delaware on March 5, 2014 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: The rate at which dividends accrue on the shares of Series B Convertible Preferred Stock, par value $0.01 per share, was incorrectly stated.

4.	Section 3(a) of the Certificate is hereby amended and restated in its entirety to read as follows:

Prior and in preference to any payment of dividends to the holders of the Series A Preferred or the Common Shares, the holders of the Series B Preferred shall be entitled to receive dividends from any funds legally available therefor equal to the greater of (i) the rate of six percent (6%) of the Series B Stated Value per annum, which shall accrue from the date of issuance whether or not declared, shall compound annually and shall be cumulative, and (ii) the amount the Series B Preferred would be entitled to receive on an as-if-converted basis with respect to dividends paid on the Common Stock (the greater of the foregoing (i) and (ii) the “Dividend”). To the extent that the Corporation has positive Distributable Cash Flow (as defined below) in any calendar quarter, the Corporation shall be required to pay the Dividend in cash to the holders of the Series B Preferred from any funds legally available therefor in the amount equal to the lesser of (i) 50% of such positive Distributable Cash Flow or (ii) the aggregate amount of dividends accrued on the Series B Preferred. For purposes hereof, “Distributable Cash Flow” shall mean as of the end of each calendar quarter the Corporation’s earnings before interest expense, income taxes, depreciation and amortization but after required interest payments on any of the Corporation’s debt to third parties for borrowed money or to finance the acquisition of assets. Such dividend shall be due and payable on March 15, June 15, September 15 and December 15 of each year (each such date or the next business date if such date is not a business day, a “Dividend Payment Date”) with the first Dividend Payment Date to be June 15, 2014. No dividend shall be paid on Series A Preferred until all accrued dividends on the Series B Preferred have been paid in full. No dividend shall be paid on Common Shares (i) at a rate greater than the rate at which dividends are paid on the Series B Preferred and (ii) until all accrued dividends on the Series B Preferred have been paid in full.

5.	All other provisions of the Certificate remain unchanged.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be signed and filed this 17th day of February, 2015.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: President and Chief Executive Officer

STATE OF DELAWARE

WAIVER OF REQUIREMENT

FOR AFFIDAVIT OF EXTRAORDINARY CONDITION

It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State

CERTIFICATE OF DESIGNATION OF
SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Third Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the “Board”) duly adopted a resolution on December 28, 2015, providing for the issuance of up to an additional 2,365,243 shares of the Preferred Stock, which shall be a series designated as Series A-1 Convertible Preferred Stock, par value $0.01 per share (“Series A-1 Preferred”).

Pursuant to such resolution and the authority conferred upon the Board by the Certificate of Incorporation, there is hereby created the Series A-1 Preferred, which series shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation:

Section 1. Designation and Amount of Series A-1 Preferred. 2,365,243 shares of the Preferred Stock shall be a series designated as Series A-1 Convertible Preferred Stock of the Corporation. Shares of Series A-1 Preferred shall have an initial value of $0.93 per share (the “Series A-1 Stated Value”) and par value per share of $0.01.

Section 2. Voting Rights. Except as otherwise provided herein or as required by law, the holders of the Series A-1 Preferred shall be entitled to that number of votes equal to the product obtained by multiplying: (a) the number of whole shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) into which the Series A-1 Preferred may be converted as of the record date of such vote or consent, by (b) 0.93, rounded down to the nearest whole number. Except as otherwise provided herein or as required by law, the holders of the Series A-1 Preferred shall vote together as a single voting group with the holders of the Common Stock on all matters submitted to a vote of the Corporation’s stockholders. Fractional votes shall not be permitted. Whenever any matter is required to be approved by the holders of the Series A-1 Preferred as a separate group, such consent shall require the approval of the holders of greater than fifty percent (50%) of the then outstanding shares of Series A-1 Preferred.

Section 3. Dividends. The shares of Series A-1 Preferred shall not be entitled to any dividends in respect thereof unless and until the Board, in its discretion, declares dividends thereon.

Section 4. Conversion.

(a)	Optional Conversion Prior to a Liquidation or Redemption. Each holder of shares of Series A-1 Preferred shall have the right at any time and from time to time on or prior to the date of a Liquidation Event (as defined in Section 7), as set forth in the Liquidation Notice (as defined in Section 7), at such holder’s option, to convert any or all of the shares of Series A-1 Preferred held by such holder into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A-1 Preferred to be converted by the “Series A-1 Preferred Conversion Rate”, as determined from time to time pursuant to this Section 4. The initial Series A-1 Preferred Conversion Rate shall be 1.0.

(b)	Automatic Conversion. All outstanding shares of Series A-1 Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, at the then applicable Series A-1 Preferred Conversion Rate, at the election of the holders of a majority of the then outstanding shares of the Series A-1 Preferred, voting as a single class on an as-converted basis.

(c)	Mechanics of Conversion. Before any holder of shares of Series A-1 Preferred converts any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the shares to be converted, duly endorsed, at the principal office of the Corporation and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the number of the shares of Series A-1 Preferred to be converted and the name in which the certificate(s) for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date and shall no longer be entitled to any dividends paid or accrued thereafter on the Series A-1 Preferred. To the extent permitted by law, when shares of Series A-1 Preferred are converted, all dividends accrued and unpaid on the shares of Series A-1 Preferred so converted on the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(d)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Series A-1 Preferred. If a holder surrenders for conversion more than one share of Series A-1 Preferred at any time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A-1 Preferred so surrendered. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any of the shares of Series A-1 Preferred, the Corporation shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

(e)	Adjustment of Conversion Rate. The Series A-1 Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	Effect of “Split-ups” and “Split-downs”; Stock Dividends. If at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the shares of Common Stock payable in shares of Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the Series A-1 Preferred Conversion Rate shall be increased proportionately as of the effective or record date of such action by multiplying the Series A-1 Preferred Conversion Rate, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date plus the additional number of shares of Common Stock necessary to effect such reclassification, stock dividend or otherwise, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Corporation shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Series A-1 Preferred Conversion Rate shall be reduced proportionately as of the effective date of such action by multiplying the Series A-1 Preferred Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately after giving effect to such reclassification, stock dividend or otherwise without regard to this Section, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. Notwithstanding the foregoing, in the event that any record date for a subdivision or combination of shares of Common Stock or for the issuance of a stock dividend is fixed but such subdivision, combination or issuance is not fully effected or made on the date fixed therefor, the Series A-1 Preferred Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter only adjusted to reflect the subsequent actual effect of such subdivision, combination or issuance.

(ii)	Effect of Certain Dividends. If on any date the Corporation makes a distribution (other than a distribution consisting only of Common Shares) to holders of its Common Shares but not the holders of Series A-1 Preferred (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series A-1 Preferred shall be entitled to receive a portion of such distribution equal to the amount each such holder would have received if such holder had converted all of its shares of Series A-1 Preferred into Common Shares immediately prior to the record date for such distribution.

(iii)	Effect of Merger or Consolidation. If the Corporation shall, while any shares of Series A-1 Preferred remain outstanding, enter into any consolidation with or merge into any other corporation wherein the Corporation is not the continuing corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Shares of the Corporation, or sell or convey its property as an entirety or substantially as an entirety (other than any Liquidation Event), and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the shares of Common Stock of the Corporation, the holder of any shares of Series A-1 Preferred shall thereafter be entitled to obtain on account of such Series A-1 Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted its shares of Series A-1 Preferred immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled if such shares of Series A-1 Preferred had been converted immediately before such consolidation, merger, sale or conveyance. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A-1 Preferred to the end that all the provisions of Sections 3, 4, 5 and 6 (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

(iv)	Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4(e)(i) or pursuant to a Liquidation Event) while any shares of Series A-1 Preferred remain outstanding, the holder of any shares of Series A-1 Preferred shall thereafter be entitled to receive upon conversion of such Series A-1 Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled if such shares of Series A-1 Preferred had been converted immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A-1 Preferred, to the end that all the provisions of Sections 3, 4, 5 and 6 (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(v)	Determination by the Board. All determinations by the Board under the provisions of this Section 4(e) shall be made in good faith with due regard to the interests of the holders of Series A-1 Preferred and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board under the terms of this Section 4(e) must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

Unless the context otherwise requires, “Common Shares” means (i) shares of Common Stock, and (ii) shares of stock of the Corporation of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

(f)	Notice to Holders. In the event the Corporation shall propose to take any action of the types described in Section 4(e)(ii) or 4(e)(iii), the Corporation shall give notice to each holder of Series A-1 Preferred, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A-1 Preferred Conversion Rate and the number, kind or class of shares or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Series A-1 Preferred. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(g)	Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(h)	Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A-1 Preferred Conversion Rate for any shares pursuant to Section 4, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A-1 Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A-1 Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) the Series A-1 Preferred Conversion Rate at that time in effect and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A-1 Preferred. The Corporation shall file a like certificate among its permanent records and at all reasonable times during business hours shall permit inspection of such certificate by any holder of Series A-1 Preferred requesting such inspection.

(i)	Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series A-1 Preferred.

Section 5. Redemption. The Series A-1 Preferred shall not be redeemable.

Section 6. Miscellaneous.

(a)	Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A-1 Preferred. Upon the surrender at its principal office of any certificate representing shares of Series A-1 Preferred, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate (subject to the immediately preceding sentence) and will be substantially identical in form to the surrendered certificate.

(b)	Replacement. Upon receipt of evidence, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A-1 Preferred, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(c)	Amendment and Waiver. No amendment, modification or waiver of any of the terms of this Section 6 will be binding or effective without the prior written consent of holders of a majority of the shares of Series A-1 Preferred at the time such action is taken.

(d)	Notices. All notices referred to herein, except as otherwise provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and will be deemed to have been given when so hand delivered or mailed.

Section 7. Liquidation Preference. Upon the occurrence of a Liquidation Event (as defined herein), the Corporation shall first make such payments to the holders of the Series A-1 Preferred and thereafter to the holders of the Common Shares, all in accordance with this Section 7. Upon a Change in Control (as defined below) or any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Liquidation Event”), all amounts and funds of the Corporation legally available for distribution shall be distributed as follows:

(a)	First. The holders of the Series A-1 Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Common Shares, an amount per share equal to the sum of (i) the Series A-1 Stated Value as adjusted for any stock dividends, combinations or splits with respect to such shares plus (ii) all accrued but unpaid dividends through the Liquidation Event, as adjusted for any stock dividends, combinations or splits with respect to such shares.

(b)	Second. The holders of the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series A-1 Preferred described in Section 7(a)).

If upon such Liquidation Event, the assets of the Corporation are insufficient to pay the applicable preferential amount to the holders of shares of Series A-1 Preferred as described in Section 7(a), the assets of the Corporation will be distributed among the holders of Series A-1 Preferred on a pro rata basis according to the amounts each holder was entitled to receive under Section 7(a).

The Corporation will mail written notice of such Liquidation Event, not less than ten (10) days prior to the payment date stated herein, to each record holder of Series A-1 Preferred (each, a “Liquidation Notice”). The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 7 be regarded as a Liquidation Event of the Corporation.

For purposes hereof, a “Change in Control” means (a) a merger, consolidation, recapitalization, sale of capital stock, share exchange or other transaction involving the Corporation or any of its subsidiaries or the stockholders of the Corporation; (b) the sale or transfer of a number of shares of voting capital stock of the Corporation or any securities convertible into or exchangeable for voting capital stock in any one (1) year period that, pursuant to either (a) or (b), results in one person or entity or an affiliated group of persons or entities, other than the stockholders of the Corporation immediately preceding the consummation of such transaction(s) either (i) owning in excess of fifty percent (50%) of the total voting capital stock of the Corporation taking into account issued and outstanding shares of such stock and any other shares of such capital stock that would be issued and outstanding assuming conversion or exchange of any and all other securities of the Corporation so convertible or exchangeable, or (ii) being able to elect a majority of the Board; or (c) the sale, lease, abandonment, transfer or other disposition by the Corporation or any of its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, excluding the grant of a security interest by the Corporation in all or substantially all of its assets to a bank pursuant to a bona fide financing arrangement approved by the Board. Only for purposes of (b) hereof, (1) transfers due to the death of a stockholder, or (2) transfers to a member of a stockholder’s immediate family, family limited partnership, family limited liability company or a trust of which the beneficiary is such immediate family member shall not be considered as transfers for purposes of determining whether a Change in Control has occurred.

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IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Designation to be executed by its duly authorized officer on January 8, 2016.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSGENOMIC, INC.

TRANSGENOMIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is TRANSGENOMIC, INC. (the “Corporation”).

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 26, 2005 (the “Restated Certificate”).

THIRD: This Certificate of Amendment amends certain provisions of the Restated Certificate, and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

FOURTH: A third paragraph shall be added to Article IV, Section 4.1 of the Restated Certificate, which shall read as follows:

“Effective at 5:00 p.m., New York City time, on June 5, 2017, each 30 shares of Common Stock issued and outstanding at such time shall be combined into one share of Common Stock, par value $0.01 per share (the “Second Reverse Stock Split”). No fractional share shall be issued upon the Second Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Second Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Second Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Second Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay to a holder of a fractional share interest an amount in cash equal to the product obtained by multiplying (i) the closing price of the shares of Common Stock on the day immediately preceding the effective date of the Second Reverse Stock Split, as reported on the Over-the-Counter Bulletin Board (“OTCQB”) (or, if the closing price of the Common Stock is not then reported on the OTCQB, then the fair market value of the shares of Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interests.”

[Signature Page Follows]

IN WITNESS WHEREOF, TRANSGENOMIC, INC. has caused this Certificate of Amendment to be signed by the undersigned officer as of this 5th day of June, 2017.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: Chief Executive Officer

CERTIFICATE OF DESIGNATION OF
SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

OF

TRANSGENOMIC, INC.

Pursuant to Section 151 of the

General Corporation Law of the

State of Delaware

Transgenomic, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Third Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation (the “Board”) duly adopted a resolution on June 27, 2017, providing for the issuance of up to Four Million One Hundred Thousand (4,100,000) shares of the Preferred Stock, which shall be a series designated as Series A Senior Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”).

Pursuant to such resolution and the authority conferred upon the Board by the Certificate of Incorporation, there is hereby created the Series A Preferred, which series shall have the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation:

Section 1. Designation and Amount of Series A Preferred. Four Million One Hundred Thousand (4,100,000) shares of the Preferred Stock shall be a series designated as Series A Senior Convertible Preferred Stock of the Corporation. Shares of Series A Preferred shall have an initial value of $3.736329 per share (the “Series A Stated Value”) and par value per share of $0.01.

Section 2. Voting Rights

(a)	General. Except as set forth in Sections 2(b) and 2(c) herein and as otherwise required by law, the holders of the Series A Preferred shall be entitled to that number of votes equal to the number of whole shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) into which the Series A Preferred may be converted as of the record date of such vote or consent. Except as otherwise provided herein or as required by law, the holders of the Series A Preferred shall vote together as a single voting group with the holders of the Common Stock on all matters submitted to a vote of the Corporation’s stockholders. Fractional votes shall not be permitted. Whenever any matter is required to be approved by the holders of the Series A Preferred as a separate group, such consent shall require the approval of the holders of greater than 50% of the then outstanding shares of Series A Preferred. The approval from the holders of the Series A Preferred required by Section 2(b) below is not intended to create a separate class voting right or require a stockholder vote, but rather constitutes a requirement of approval (which does not have to be obtained or given in the manner required for stockholder votes) necessary for certain actions in addition to any stockholder approval otherwise required under the Certificate of Incorporation or by law.

(b)	Negative Covenants.

(i)	So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the prior written consent of the holders of at least three-fourths of the outstanding shares of Series A Preferred, voting together as a single class on an as-converted to Common Stock basis, alter or change the rights, preferences or privileges of the Series A Preferred.

(ii)	So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the prior written consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred, voting together as a single class on an as-converted to Common Stock basis:

(1)	Authorize, create or issue (by reclassification or otherwise) any other class or series of capital stock having rights, preferences or privileges senior to or in parity with the Series A Preferred;

(2)	Increase or decrease the authorized number of shares of Series A Preferred;

(3)	Increase or decrease the authorized number of members of the Board;

(4)	Redeem, retire, purchase or acquire any shares of capital stock of the Corporation (other than (A) pursuant to plans approved by the Board pursuant to which common shares (or options) are issued to employees, officers, directors and consultants of the Corporation; (B) shares of the Series A Preferred; and (C) the exercise by the Corporation of its rights of first refusal upon the transfer of any shares of the Corporations capital stock );

(5)	Institute the filing of a bankruptcy petition, file a petition or consent to a petition seeking relief on behalf of the Corporation under any applicable bankruptcy or insolvency laws or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Corporation or any portion of the property of the Corporation; and

(6)	Encumber or grant a security interest in all or substantially all of the Corporation’s assets in connection with incurring indebtedness after the date of the initial issuance of shares of Series A Preferred (other than in the ordinary course of business).

Section 3. Dividends.

(a)	The holders of the Series A Preferred shall be entitled to receive a payment in lieu of interest or dividends (the “Series A Preferred Payment”) from any funds legally available therefor equal to the rate of 8% of the Series A Stated Value per annum, which shall accrue from the date of issuance whether or not declared by the Board and shall be cumulative. Such Series A Preferred Payments shall be due and payable on March 15, June 15, September 15 and December 15 of each year (each such date or the next business date if such date is not a business day, a “Series A Payment Date”), whether or not declared by the Board, with the first Series A Payment Date to be September 15, 2017. No dividend shall be paid on Common Shares until all accrued Series A Preferred Payments on the Series A Preferred have been paid in full.

(b)	For the first eight Series A Payment Dates (the “PIK Period”), any Series A Preferred Payments accruing on the Series A Preferred shall be paid in lieu of cash by the issuance of additional shares of Series A Preferred (“PIK Shares”). The number of PIK Shares to be issued to each holder of the Series A Preferred on the applicable Series A Payment Date shall be equal to (i) the aggregate amount of Series A Preferred Payments to which such holder is entitled pursuant to Section 3(a) above divided by (ii) the Series A Stated Value. Following the PIK Period and as long as the Corporation has sufficient shares of Series A Preferred authorized but unissued, the Corporation may elect to pay the Series A Preferred Payment in cash or PIK Shares, in each case to be paid on the applicable Series A Payment Date. With respect to the issuance of PIK Shares in connection with Series A Preferred Payments, no fractional shares shall be issued and, in lieu of any fraction of a share that would otherwise be issued in payment of such Series A Preferred Payment, the Corporation shall round down to the nearest whole number of PIK Shares and pay to such holder cash equal to the Fair Market Value of such fraction on the date of the issuance of such PIK Shares.

(c)	In no event, so long as any shares of Series A Preferred shall remain outstanding, shall any Series A Preferred Payment whatsoever be declared or paid upon, nor shall any distribution be made upon, any other capital stock of the Corporation, nor shall any other capital stock of the Corporation be purchased or redeemed by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the purchase or redemption of any other capital stock of the Corporation, unless in each instance Series A Preferred Payments on all outstanding shares of the Series A Preferred for all Series A Payment Dates shall have been accrued and paid in full and the full Series A Preferred Payment on all outstanding shares of the Series A Preferred for the then-current Series A Preferred Payment due shall have been accrued and paid in full or declared and sufficient funds for the payment thereof set apart.

Section 4. Conversion

(a)	Optional Conversion Prior to a Liquidation. Each holder of shares of Series A Preferred shall have the right at any time and from time to time on or prior to the date of a Liquidation Event (as defined in Section 7), as set forth in the Liquidation Notice (as defined in Section 7), at such holder’s option, to convert any or all of the shares of Series A Preferred held by such holder into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A Preferred to be converted by the “Series A Preferred Conversion Rate”, as determined from time to time pursuant to this Section 4. The initial Series A Preferred Conversion Rate shall be 1.0.

(b)	Optional Conversion In Connection with Private Offering. Each holder of shares of Series A Preferred shall have the right, at such holder’s option, to convert all of the shares of Series A Preferred held by such holder into securities issued by the Corporation in any private offering (the “Private Securities”) at a 15% discount to the per-security purchase price of such offered securities with the price paid in such offering being allocated (as determined in good faith by the Board of Directors of the Corporation) among the securities purchased in such offering and all other consideration received by the investors in the offering (the “Private Offering Purchase Price”). The number of Private Securities into which a holder’s Series A Preferred may be converted will include (A) (i) the number of shares of Series A Preferred held by such holder multiplied by the Series A Stated Value (as adjusted from time to time in accordance with this Section 4) plus (ii) the value of all accrued but unpaid Series A Preferred Payments payable with respect to such holder’s Series A Preferred, divided by (B) 85% of the Private Offering Purchase Price.

(c)	Automatic Conversion. All outstanding shares of Series A Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, at the then applicable Series A Preferred Conversion Rate, at the election of the holders of a majority of the then outstanding shares of the Series A Preferred.

(d)	Mechanics of Conversion. Before any holder of shares of Series A Preferred converts any such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the shares to be converted, duly endorsed, at the principal office of the Corporation and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the number of the shares of Series A Preferred to be converted and the name in which the certificate(s) for shares of Common Stock are to be issued (the “Notice of Conversion”). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date and shall no longer be entitled to any Series A Preferred Payments paid or accrued thereafter on the Series A Preferred. To the extent permitted by law, when shares of Series A Preferred are converted, all Series A Preferred Payments accrued and unpaid on the shares of Series A Preferred so converted on the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(e)	No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of the shares of Series A Preferred. If a holder surrenders for conversion more than one share of Series A Preferred at any time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed using the aggregate number of shares of Series A Preferred so surrendered. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any of the shares of Series A Preferred, the Corporation shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash equal to the Fair Market Value of such fraction on the date of conversion (as determined in good faith by the Board).

(f)	Adjustment of Conversion Rate. The Series A Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	Effect of “Split-ups” and “Split-downs”; Stock Dividends. If at any time or from time to time the Corporation shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the shares of Common Stock payable in shares of Common Stock, or otherwise, the number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be increased proportionately as of the effective or record date of such action by multiplying the Series A Preferred Conversion Rate, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date plus the additional number of shares of Common Stock necessary to effect such reclassification, stock dividend or otherwise, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Corporation shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Series A Preferred Conversion Rate shall be reduced proportionately as of the effective date of such action by multiplying the Series A Preferred Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately after giving effect to such reclassification, stock dividend or otherwise without regard to this Section, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the applicable record date. Notwithstanding the foregoing, in the event that any record date for a subdivision or combination of shares of Common Stock or for the issuance of a stock dividend is fixed but such subdivision, combination or issuance is not fully effected or made on the date fixed therefor, the Series A Preferred Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter only adjusted to reflect the subsequent actual effect of such subdivision, combination or issuance.

(ii)	Effect of Certain Dividends. If on any date the Corporation makes a distribution (other than a distribution consisting only of Common Shares) to holders of its Common Shares but not the holders of Series A Preferred (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series A Preferred shall be entitled to receive a portion of such distribution equal to the amount each such holder would have received if such holder had converted all of its shares of Series A Preferred into Common Shares immediately prior to the record date for such distribution.

(iii)	Effect of Merger or Consolidation. If the Corporation shall, while any shares of Series A Preferred remain outstanding, enter into any consolidation with or merge into any other corporation wherein the Corporation is not the continuing corporation, or wherein securities of a corporation other than the Corporation are distributable to holders of Common Shares of the Corporation, or sell or convey its property as an entirety or substantially as an entirety (other than any Liquidation Event), and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the shares of Common Stock of the Corporation, the holder of any shares of Series A Preferred shall thereafter be entitled to obtain on account of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted its shares of Series A Preferred immediately before the effective date of such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such consolidation, merger, sale or conveyance. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

(iv)	Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (except as provided in Section 4(f)(i) herein or pursuant to a Liquidation Event) while any shares of Series A Preferred remain outstanding, the holder of any shares of Series A Preferred shall thereafter be entitled to receive upon conversion of such Series A Preferred (in lieu of the number of shares of Common Stock that such holder would have been entitled to receive if such holder had converted immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled if such shares of Series A Preferred had been converted immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board) shall be made with respect to the rights and interests thereafter of the holders of Series A Preferred, to the end that all the provisions of Sections 3, 4, 5 and 6 hereof (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(v)	Determination by the Board. All determinations by the Board under the provisions of this Section 4(f) shall be made in good faith with due regard to the interests of the holders of Series A Preferred and the other holders of securities of the Corporation and in accordance with good financial practice, and all valuations made by the Board under the terms of this Section 4(f) must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

Unless the context otherwise requires, the following terms have the following respective meanings:

“Common Shares” means (i) shares of Common Stock, and (ii) shares of stock of the Corporation of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of a security for such day on all domestic securities exchanges on which such security may at the time be listed; (b) if there have been no sales of the security on any such exchange on any such day, the average of the highest bid and lowest asked prices for the security on all such exchanges at the end of such day; (c) if on any such day the security is not listed on a domestic securities exchange, the closing sales price of the security as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the security on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the security quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over 20 consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the security is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value" of the security shall be the fair market value per share as determined in good faith by the Board.

(g)	Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series A Preferred, and a holder of the Series A Preferred shall not have the right to convert any portion of the Series A Preferred, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such holder (together with such holder’s Affiliates (as defined below), and any other Person (as defined below) whose beneficial ownership of Common Stock would be aggregated with such holder’s Affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the Commission, including any “group” of which such holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series A Preferred beneficially owned by such holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Commission”). In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a holder of the Series A Preferred may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual fling with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the holder of the Series A Preferred setting forth the number of shares of Common Stock then outstanding. Upon the written request of a holder of the Series A Preferred (which may be by email), the Corporation shall, within three business days thereof, confirm in writing to such holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred, by such holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to such holder. The “Beneficial Ownership Limitation” shall initially be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 4(g)). The Corporation shall be entitled to rely on representations made to it by the holder of Series A Preferred in any Notice of Conversion regarding its Beneficial Ownership Limitation. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. This Section 4(g) shall not apply to Chenies Investor LLC or its affiliates.

(h)	Nasdaq Stock Market Conversion Limits; Solicitation of Stockholder Approval. Notwithstanding Section 4(a), (b) and(g) hereof, the Corporation shall not be required to issue any shares of Common Stock to a given holder of Series A Preferred upon conversion by such holder (or its assigns) of any shares of Series A Preferred to the extent (and only to the extent) that such conversion would result in a given holder of Series A Preferred (including its predecessors-in-interest) beneficially owning a number of shares of Common Stock in excess of the applicable Threshold Amount (as defined below) that has not been approved by the Corporation’s stockholders in accordance with the stockholder approval requirements of the Nasdaq Stock Market LLC (a “Blocked Conversion”). Upon the Corporation’s receipt of notice from a holder of Series A Preferred that is subject to a Blocked Conversion in connection with its conversion rights under this Section 4 to solicit the Requisite Approval (as defined below) (a “Blocked Conversion Notice”), the Corporation shall solicit the approval required under the Nasdaq Stock Market LLC of its stockholders for the issuance of the full amount of shares of Common Stock otherwise issuable upon the conversion of all shares of Series A Preferred authorized and designated under this Certificate of Designation in the absence of the Beneficial Ownership Limitation and without regard to the Blocked Conversion (the “Requisite Approval”) at its first annual meeting of stockholders after the Corporation’s receipt of the Blocked Conversion Notice and at each annual meeting of the Corporation’s stockholders thereafter to the extent the Requisite Approval has not then been obtained. “Threshold Amount” means 19.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Series A Preferred to such holder.

(i)	Notice to Holders. In the event the Corporation shall propose to take any action of the types described in Section 4(f)(ii) or 4(f)(iii) herein, the Corporation shall give notice to each holder of Series A Preferred, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Rate and the number, kind or class of shares or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the shares of Series A Preferred. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action.

(j)	Shares Free and Clear. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(k)	Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A Preferred Conversion Rate for any shares pursuant to Section 4 hereof, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) the Series A Preferred Conversion Rate at that time in effect and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred. The Corporation shall file a like certificate among its permanent records and at all reasonable times during business hours shall permit inspection of such certificate by any holder of Series A Preferred requesting such inspection.

(l)	Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series A Preferred.

Section 5. Redemption. The Series A Preferred shall not be redeemable.

Section 6. Miscellaneous.

(a)	Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A Preferred. Upon the surrender at its principal office of any certificate representing shares of Series A Preferred, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate (subject to the immediately preceding sentence) and will be substantially identical in form to the surrendered certificate.

(b)	Replacement. Upon receipt of evidence, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(c)	Amendment and Waiver. No amendment, modification or waiver of any of the terms of this Section 6 will be binding or effective without the prior written consent of holders of a majority of the shares of Series A Preferred at the time such action is taken.

(d)	Notices. All notices referred to herein, except as otherwise provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and will be deemed to have been given when so hand delivered or mailed.

Section 7. Liquidation Preference.

(a)	Upon the occurrence of a Liquidation Event (as defined herein), the Corporation shall first make such payments to the holders of the Series A Preferred and thereafter to the holders of the Common Shares, all in accordance with this Section 7. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Liquidation Event”), all amounts and funds of the Corporation legally available for distribution shall be distributed as follows:

(i)	First. The holders of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets or surplus funds of the Corporation available for distribution to its stockholders, prior to and in preference to any payments to be made to the holders of the Common Shares, an amount per share equal to the greater of (A) the sum of (1) 1.5 times the Series A Stated Value as adjusted for any stock dividends, combinations or splits with respect to such shares plus (2) all accrued but unpaid Series A Preferred Payments through the Liquidation Event, as adjusted for any stock dividends, combinations or splits with respect to such shares and (B) such amount per share of the Series A Preferred as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such Liquidation Event.

(ii)	Second. The holders of the Common Shares shall receive all remaining assets and funds of the Corporation legally available for distribution (after the payments to the holders of the Series A Preferred described in Section 7(a)(i)).

(b)	Unless the holders of no less than two-thirds of the outstanding shares of Series A Preferred elect otherwise by written notice sent to the Corporation at least 20 business days prior to the effective date of any such event, the occurrence of a Change of Control (as defined below) (such event, a “Deemed Liquidation”) shall be deemed a Liquidation Event for purposes of this Section 7. Upon the consummation of any such Deemed Liquidation, the holders of the Series A Preferred shall, in consideration for cancellation of their shares of Series A Preferred, be entitled to the same rights such holders are entitled to under this Section 7 upon the occurrence of a Liquidation Event, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Series A Preferred under Section 7 hereof. Notwithstanding the foregoing, nothing in this Section 7(b) shall limit in any respect the right of any holder of Series A Preferred to elect the benefits of either this Section 7 or Section 4(f)(iii) in connection with any Change of Control. For purposes hereof, a “Change in Control” means (x) a merger, consolidation, recapitalization, sale of capital stock, share exchange or other transaction involving the Corporation or any of its subsidiaries or the stockholders of the Corporation; (y) the sale or transfer of a number of shares of voting capital stock of the Corporation or any securities convertible into or exchangeable for voting capital stock in any one year period that, pursuant to either clause (x) or (y), results in one person or entity or an affiliated group of persons or entities either (i) owning in excess of 50% of the total voting capital stock of the Corporation taking into account issued and outstanding shares of such stock and any other shares of such capital stock that would be issued and outstanding assuming conversion or exchange of any and all other securities of the Corporation so convertible or exchangeable (provided that this clause (i) shall not apply in the event that the stockholders of the Corporation immediately preceding the consummation of such transaction(s) own in excess of 50% of the total voting capital stock of the surviving or acquiring entity) or (ii) being able to elect a majority of the Board; or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation or any of its subsidiaries of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, excluding the grant of a security interest by the Corporation in all or substantially all of its assets to a bank pursuant to a bona fide financing arrangement approved by the Board. Only for purposes of clause (y) hereof, (i) transfers due to the death of a stockholder or (ii) transfers to a member of a stockholder’s immediate family, family limited partnership, family limited liability company or a trust of which the beneficiary is such immediate family member shall not be considered as transfers for purposes of determining whether a Change in Control has occurred.

(c)	In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of Section 7(b), including, without limitation, (i) in the case of a Change of Control structured as a merger, consolidation or similar recapitalization, causing the definitive agreement relating to such transaction to provide for a rate at which the shares of Series A Preferred are converted into or exchanged for cash, new securities or other property, or (ii) in the case of a Change of Control structured as an asset sale, as promptly as practicable following such transaction, either dissolving the Corporation and distributing the assets of the Corporation in accordance with applicable law or redeeming all outstanding shares of Series A Preferred and, in the case of both (i) and (ii), giving effect to the preferences and priorities set forth in Section 7. The Corporation shall promptly provide to the holders of shares of Series A Preferred such information concerning the terms of such Change of Control, and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred. The amount deemed distributed to the holders of Series A Preferred upon any such Change of Control in consideration for the shares of Series A Preferred held by such holders shall be the cash or Fair Market Value of the securities (as determined by the Board pursuant to Section 4(f)(v)) or other property distributed to such holders in such Change of Control transaction.

(d)	If upon such Liquidation Event, the assets of the Corporation are insufficient to pay the applicable preferential amount to the holders of shares of Series A Preferred as described in Section 7(a)(i), the assets of the Corporation will be distributed among the holders of Series A Preferred on a pro rata basis according to the amounts each holder was entitled to receive under Section 7(a)(i).

(e)	The Corporation will mail written notice of such Liquidation Event, not less than ten days prior to the payment date stated herein, to each record holder of Series A Preferred (each, a “Liquidation Notice”). The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 7 be regarded as a Liquidation Event of the Corporation.

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IN WITNESS WHEREOF, Transgenomic, Inc. has caused this Certificate of Designation to be executed by its duly authorized officer on June 29, 2017.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSGENOMIC, INC.

TRANSGENOMIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is TRANSGENOMIC, INC. (the “Corporation”).

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 26, 2005 (the “Restated Certificate”).

THIRD: Pursuant to Section 141 of the DGCL, the board of directors of the Corporation (the “Board”), adopted and approved a resolution setting forth the proposed amendment of the Restated Certificate. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Restated Certificate be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Precipio, Inc.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, TRANSGENOMIC, INC. has caused this Certificate of Amendment to be signed by the undersigned officer as of this 29th day of June, 2017.

TRANSGENOMIC, INC.

By:	/s/ Paul Kinnon
Name: Paul Kinnon
Title: Chief Executive Officer